EXECUTION COPY

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.
(a Delaware limited partnership)

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ARTICLE VII CHANGES IN GENERAL PARTNER		45
7.01	Transfer of the General Partner’s Partnership Interest	45
7.02	Merger of General Partner	46
7.03	Admission of a Substitute or Additional General Partner	47
7.04	Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner	48
7.05	Removal of General Partner	49

ARTICLE VIII RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		50
8.01	Management of the Partnership	50
8.02	Power of Attorney	50
8.03	Limitation on Liability of Limited Partners	50
8.04	OP Unit Redemption Right	51
8.05	Registration	53

ARTICLE IX TRANSFERS OF PARTNERSHIP INTERESTS		58
9.01	Purchase for Investment	58
9.02	Restrictions on Transfer of Partnership Units	58
9.03	Admission of Substitute Limited Partner	60
9.04	Rights of Assignees of Partnership Units	61
9.05	Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	61
9.06	Joint Ownership of Partnership Units	61

ARTICLE X BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS		62
10.01	Books and Records	62
10.02	Custody of Partnership Funds; Bank Accounts	62
10.03	Fiscal and Taxable Year	62
10.04	Annual Tax Information and Report	62
10.05	Tax Matters Partner; Tax Elections; Special Basis Adjustments	63
10.06	Reports to Limited Partners	64

ARTICLE XI AMENDMENT OF AGREEMENT; MERGER		64
11.01	Amendment of Agreement	64
11.02	Merger of Partnership	65

ARTICLE XII CLASS B UNITS		65
12.01	Designation and Number	65
12.02	Special Provisions	65
12.03	Voting	66
12.04	Conversion of Class B Units	67
12.05	Profits Interests	68

ARTICLE XIII LTIP UNITS		70
13.01	LTIP Units	70
13.02	Conversion of LTIP Units	75

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ARTICLE XIV GENERAL PROVISIONS		77
18.01	Notices	77
18.02	Survival of Rights	77
18.03	Additional Documents	78
18.04	Severability	78
18.05	Entire Agreement	78
18.06	Pronouns and Plurals	78
18.07	Headings	78
18.08	Counterparts	78
18.09	Governing Law	78

SCHEDULES AND EXHIBITS

SCHEDULE A — Partners, Capital Contributions and Percentage Interests

EXHIBIT A — Notice of Exercise of OP Unit Redemption Right

EXHIBIT B-1 — Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Entities)

EXHIBIT B-2 — Certification of Non-Foreign Status (For Redeeming Limited Partners That Are Individuals)

EXHIBIT C — Notice of Election by Partner to Convert LTIP Units into OP Units

EXHIBIT D — Notice of Election by Partnership to Force Conversion of LTIP Units into OP Units

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING
PARTNERSHIP, L.P.

RECITALS

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (the “Partnership”), is entered into among American Realty Capital Healthcare Trust, Inc., a Maryland corporation (in its capacity as general partner of the Partnership, together with its successors and permitted assigns that are admitted to the Partnership as a general partner of the Partnership in accordance with the terms hereof, the “General Partner”), the Limited Partners listed on Schedule A and any other limited partner or general partner that is admitted from time to time to the Partnership and listed on Schedule A attached hereto, on April 7, 2014.

WHEREAS, the General Partner formed the Partnership as a limited partnership on August 20, 2010 pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and filed a Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware.

WHEREAS, the parties entered into the Agreement of Limited Partnership on February 18, 2011 (the “Original Agreement”), and amended and restated the Original Agreement on November 12, 2012, as amended through the date hereof (the “First Amended and Restated Agreement”).

WHEREAS, as of the date of this Agreement the General Partner is listing the REIT Shares for trading on NASDAQ and implementing an outperformance plan pursuant to which the Partnership will issue LTIP Units (as defined herein).

WHEREAS, the General Partner desires to amend and restate the First Amended and Restated Agreement in its entirety with this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Amended and Restated Agreement is hereby amended, restated, superseded and replaced in its entirety and the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.03.

“Additional Securities” has the meaning set forth in Section 4.02(a)(ii).

“Adjusted Capital Account Deficit” means, with respect to any Partner, the negative balance, if any, in such Partner’s Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

(a)          credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b)          debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Adjustment Events” means the following events: (a) the Partnership makes a distribution on all outstanding OP Units in Partnership Units, (b) the Partnership subdivides the outstanding OP Units into a greater number of units or combines the outstanding OP Units into a smaller number of units, or (c) the Partnership issues any Partnership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. For the avoidance of doubt, the following events shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner.

“Administrative Expenses” means (a) all administrative and operating costs and expenses incurred by the Partnership, (b) administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, shall be treated as expenses of the Partnership and not the General Partner, and (c) to the extent not included in clauses (a) or (b) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or interests in a Subsidiary that are owned by the General Partner other than through its ownership interest in the Partnership.

“Advisors Limited Partner” means American Realty Capital Healthcare Trust Advisors, LLC, its successors and assigns.

“Affected Gain” has the meaning set forth in Section 5.01(f)(ii).

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“Affiliate” means, (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner, member, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

“Aggregate Share Ownership Limit” has the meaning set forth in the Charter.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution are set forth on Schedule A, as it may be amended or restated from time to time.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Available Cash” means, with respect to the applicable period of measurement (i.e., any period (other than the first period in which this calculation of Available Cash is being made) beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of

(a)          the gross cash receipts of the Partnership for such period from all sources whatsoever, including the following:

(i)          all rents, revenues, income and proceeds derived by the Partnership from its operations, including distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii)         all proceeds and revenues received by the Partnership on account of any sales of any Property or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any property of the Partnership;

(iii)        the amount of any insurance proceeds and condemnation awards received by the Partnership;

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(iv)        all Capital Contributions and loans received by the Partnership from its Partners;

(v)         all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and

(vi)        the proceeds of liquidation of the Property in accordance with this Agreement;

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(b)          the sum of the following:

(i)          all operating costs and expenses, including taxes and other expenses of the Properties and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in clause (viii) below);

(ii)         all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of Property or the recovery of insurance or condemnation proceeds;

(iii)        all fees provided for under this Agreement;

(iv)        all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;

(v)         all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;

(vi)        all loans made by the Partnership in accordance with the terms of this Agreement;

(vii)       all reimbursements to the General Partner or its Affiliates during such period; and

(viii)      the amount of any new reserve or reserves or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

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“Average Class B Economic Capital Account Balance” means, with respect to a Limited Partner owning Class B Units, an amount equal to the quotient of (a) the Class B Economic Capital Account Balance of such Limited Partner divided by (b) the number of Class B Units owned by such Limited Partner.

“Average LTIP Economic Capital Account Balance” means, with respect to a Limited Partner owning LTIP Units, an amount equal to the quotient of (a) the LTIP Economic Capital Account Balance of such Limited Partner divided by (b) the number of LTIP Units owned by such Limited Partner.

“Board of Directors” means the Board of Directors of the General Partner.

“Business Day” means any day other than Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Capital Account” means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

(a)          to each Partner’s Capital Account there shall be credited:

(i)          such Partner’s Capital Contributions;

(ii)         such Partner’s distributive share of Net Income, Net Property Gain and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Sections 5.01(c) and 5.01(d); and

(iii)        the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

(b)          to each Partner’s Capital Account there shall be debited:

(i)          the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement;

(ii)         such Partner’s distributive share of Net Loss, Net Property Loss and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Sections 5.01(c), 5.01(d) and 15.05(d); and

(iii)        the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and

(c)          if all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

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The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, however, that all allocations of Partnership income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code and that no Limited Partner is materially adversely affected by any such modification.

“Capital Account Limitation” has the meaning set forth in Section 13.02(b) hereof.

“Capital Contribution” means the total amount of cash, cash equivalents, and the Agreed Value of any Property (less any liabilities assumed with respect to such Property) or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Cash Amount” means an amount of cash per OP Unit equal to the Value of the REIT Shares Amount on the date of receipt by the Partnership and the General Partner of a Notice of Redemption.

“Cash Available for Distribution” means the Available Cash other than Net Sales Proceeds.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Change of Control” means, as to the General Partner, the occurrence of any of the following:

(a)          any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the General Partner or any Subsidiaries of the General Partner, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the General Partner or any Affiliate of the General Partner, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the General Partner in substantially the same proportions as their ownership of common shares of the General Partner, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the General Partner representing at least 35% of the combined voting power or common shares of the General Partner;

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(b)          during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors or whose election by the Board of Directors or nomination for election by the General Partner’s stockholders was approved by a vote of at least two thirds (2/3) of the Board of Directors then still in office cease for any reason to constitute at least a majority thereof;

(c)          there is consummated a merger or consolidation of the General Partner or any Subsidiary of the General Partner with any other corporation, other than a merger or consolidation which would result in the voting securities of the General Partner outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the General Partner or any Subsidiary of the General Partner, more than 50% of the combined voting power and common shares of the General Partner or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)          there is consummated an agreement for the sale or disposition by the General Partner of all or substantially all of the General Partner’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the General Partner of all or substantially all of the General Partner’s assets to an entity, more than fifty percent (50%) of the combined voting power and common shares of which is owned by stockholders of the General Partner in substantially the same proportions as their ownership of the common shares of the General Partner immediately prior to such sale.

“Charter” means the charter of the General Partner, as in effect from time to time.

“Class B Conversion Date” has the meaning set forth in Section 15.04(a).

“Class B Economic Capital Account Balances” mean the Capital Account balances of the Class B Units holders to the extent attributable to their ownership of Class B Units reduced by any forfeiture allocations in accordance with Section 15.05(d) due to the forfeiture of any Class B Units.

“Class B Unit” means a Partnership Unit which is designated as a Class B Unit of the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means any class or series of Partnership Interest that does not have a priority or preference in the payment of distributions in the distribution of assets upon any Liquidation, including OP Units, Class B Units and LTIP Units.

“Concurrent LTIP Distribution” has the meaning provided in Section 5.02(a)(ii).

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“Concurrent Manager Distribution” has the meaning provided in Section 5.02(a)(ii).

“Constituent Person” has the meaning set forth in Section 15.04(d).

“Contributed Property” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.

“Conversion Factor” means 1.0, provided, that in the event that the General Partner (a) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (b) subdivides its outstanding REIT Shares or (c) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Defaulting Limited Partner” means a Limited Partner or the Special Limited Partner, as applicable, that has failed to pay any amount owed to the Partnership under a Partnership Loan within 15 days after demand for payment thereof is made by the Partnership.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such fiscal year or other period, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year or other period and which difference is being eliminated by use of the “remedial method” as defined by Section 1.704-3(d) of the Regulations, Depreciation for such fiscal year or other period shall be the amount of book basis recovered for such fiscal year or other period under the rules prescribed by Section 1.704-3(d)(2) of the Regulations, and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such fiscal year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

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“Distributable Amount” has the meaning set forth in Section 5.02(d).

“Distribution Triggering Event” means the time at which the Partnership covers the payment of distributions on OP Units, that correspond with the General Partner’s cash dividends declared in respect of the REIT Shares, for the six immediately preceding months from the funds from operations (as defined by the National Association of Real Estate Investment Trusts from time to time), as determined in good faith for the General Partner, adjusted to exclude acquisition-related fees and expenses.

“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.

“Event of Bankruptcy” as to any Person means (a) the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978, as amended, or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); (b) the insolvency or bankruptcy of such Person as finally determined by a court proceeding; (c) the filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; or (d) the commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” has the meaning set forth in the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forced Conversion” has the meaning set forth in Section 13.02(c) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 13.02(c) hereof.

“General Partner” has the meaning set forth in the first paragraph of this Agreement.

“General Partner Loan” means a loan extended by the General Partner to a Defaulting Limited Partner in the form of a payment on a Partnership Loan by the General Partner to the Partnership on behalf of the Defaulting Limited Partner.

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“General Partner Interest” means the Partnership Interests held by the General Partner in its capacity as the general partner of the Partnership, which Partnership Interest is an interest as a general partner under the Act. The General Partner Interest may be expressed as a number of Partnership Units. A number of OP Units held by the General Partner equal to one-tenth of one percent (0.1%) of all outstanding Partnership Units shall be deemed to be the General Partner Interest. All other Partnership Units owned by the General Partner and any Partnership Units owned by any Affiliate or Subsidiary of the General Partner shall be considered to constitute a Limited Partnership Interest.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)          the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

(b)          if the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

(i)          Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

(ii)         the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase or redemption of a Partnership Interest;

(iii)        the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and

(iv)        the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner by such Partner;

(c)          the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the General Partner as of the date of distribution; and

(d)          the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Section 5.01(d)(vi)); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

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At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.

“Indemnified Party” has the meaning set forth in Section 8.05(f).

“Indemnifying Party” has the meaning set forth in Section 8.05(f).

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner or (B) a director, manager or member of the General Partner or an officer or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Independent Director” means a director of the General Partner who meets the NASDAQ requirements for an independent director as set forth from time to time.

“Initial Limited Partner” has the meaning set forth in the preamble.

“Liability Shortfall” has the meaning set forth in Section 5.01(f)(iv).

“Limited Partner” means any Person named as a Limited Partner on Schedule A attached hereto, as it may be amended or restated from time to time, and any Person who becomes a Substitute Limited Partner or any additional Limited Partner, in such Person’s capacity as a limited partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest held by a Limited Partner at any particular time representing a fractional part of the Partnership Interest of all Limited Partners, and includes any and all benefits to which the holder of such a Limited Partnership Interest may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act. Limited Partnership Interests may be expressed as a number of OP Units or other Partnership Units.

“Liquidation” means (a) a dissolution or winding up of the General Partner or the Partnership, whether voluntary or involuntary, (b) a consolidation or merger of the General Partner or the Partnership with and into one or more entities which are not affiliates of the General Partner or the Partnership which results in a Change in Control, or (c) a sale, transfer or other disposition (other than a deemed disposition pursuant to Section 708(b)(1)(B) of the Code and the Regulations thereunder) of all or substantially all of the General Partner’s or the Partnership’s assets or a related series of transactions that, taken together, result in the sale, transfer or other disposition of all or substantially all of the General Partner’s or the Partnership’s assets other than to an affiliate of the General Partner or the Partnership.

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“Listing” means the listing of the REIT Shares on a national securities exchange.

“Listing Amount” has the meaning set forth in the Listing Note.

“Listing Note” means that certain Listing Note Agreement, entered into April 7, 2014, between the Partnership and the Special Limited Partner as evidence of the Special Limited Partner’s right to receive, as a result of the Listing, an aggregate amount of distributions of Net Sales Proceeds equal to the Listing Amount, less any amounts distributed to the Special Limited Partner prior to the date of the Listing.

“LTIP Award” means each or any, as the context requires, LTIP Award issued under the OPP Agreement or otherwise having the economic rights and entitlements and such other rights and entitlements, and subject to the vesting, forfeiture and additional restrictions on transfer, as set forth in the applicable LTIP Award, including any amendments thereto.

“LTIP Conversion Date” has the meaning set forth in Section 13.02(b).

“LTIP Conversion Notice” has the meaning set forth in Section 13.02(b) hereof.

“LTIP Conversion Right” has the meaning set forth in Section 13.02(a) hereof.

“LTIP Economic Capital Account Balances” mean the Capital Account balances of the LTIP Units holders to the extent attributable to their ownership of LTIP Units reduced by any forfeiture allocations in accordance with Sections 13.01(c)(ii) and 13.01(e)(iv) due to the forfeiture of any LTIP Units.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 5.01(c)(iv) and Article XVI hereof and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Schedule A, as the same may be amended from time to time.

“LTIP Unit Distribution Participation Date” means the date as of which an LTIP Unit is earned pursuant to the terms of an OPP Agreement.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“Majority in Interest” means the Limited Partners holding more than fifty percent (50%) of the Percentage Interests of the Limited Partners.

“NASDAQ” means The NASDAQ Stock Market.

“Net Income” or “Net Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

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(a)          by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;

(b)          by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

(c)          by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

(d)          by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

(e)          if an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Section 5.01;

(f)          by excluding Net Property Gain and Net Property Loss; and

(g)          by not taking into account in computing Net Income or Net Loss items specially allocated to the Partners pursuant to Sections 5.01(c), 5.01(d), 15.05(d) and 13.01(e)(iv).

“Net Investment” means the excess, if any, of the total amount of Capital Contributions over any proceeds or property used to redeem Partnership Interests.

“Net Property Gain” or “Net Property Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s net taxable gain or loss for such year or period from the disposition of Property, including the net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment of the Gross Asset Value of any Property which requires that the Capital Accounts of the Partners be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations. For these purposes, the Gross Asset Value of the Property shall reflect the market capitalization of the General Partner (increased by the amount of any Partnership liabilities).

“Net Sales Proceeds” means the net proceeds from the sale or other disposition of Property, as determined by the General Partner.

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“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

“Nonrecourse Liabilities” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Notice of Redemption” means the Notice of Exercise of OP Unit Redemption Right substantially in the form attached as Exhibit A hereto.

“Offer” has the meaning set forth in Section 7.02(a) hereof.

“OP Unit” means a Partnership Unit which is designated by the General Partner as an OP Unit of the Partnership.

“OP Unit Economic Balance” means the quotient of (a) the aggregate Capital Account balance attributable to the OP Units outstanding, plus the amount of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 5.01(c), divided by (b) the number of OP Units outstanding.

“OP Unit Redemption Amount” means either the Cash Amount or the REIT Shares Amount, as selected by the Partnership pursuant to Section 8.04(a) or the General Partner pursuant to Section 8.04(b) hereof.

“OP Unit Redemption Right” has the meaning provided in Section 8.04(a) hereof.

“OP Unit Transaction” shall mean a transaction to which the Partnership or the General Partner shall be a party, including, without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets (but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof.

“OPP Agreement” means any outperformance award agreement adopted by and among the General Partner, the Partnership and any grantee thereunder, including the American Realty Capital Healthcare Trust, Inc. 2014 Advisor Multi-Year Outperformance Agreement.

“Partner” means the General Partner or any Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

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“Partner Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Regulations.

“Partnership” means American Realty Capital Healthcare Trust Operating Partnership, L.P., a limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement and in the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and of the Act. A Partnership Interest may be expressed as a number of OP Units, Class B Units, LTIP Units or other Partnership Units.

“Partnership Loan” means a loan from the Partnership to the Partner on the day the Partnership pays over the excess of the Withheld Amount over the Distributable Amount to a taxing authority.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, and includes OP Units, Class B Units, LTIP Units and any other class or series of Partnership Units that may be established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests represented by such Partnership Units, if any, are set forth on Schedule A hereto, as it may be amended or restated from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

“Percentage Interest” means the percentage determined by dividing the number of Partnership Units of a Partner by the sum of the number of Partnership Units of all Partners (other than the Preferred Units).

“Person” means any individual or Entity.

“Precontribution Gain” has the meaning set forth in Section 5.01(f)(iii).

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“Property” means any property or other investment in which the Partnership, directly or indirectly, holds an ownership interest.

“Redemption Shares” has the meaning set forth in Section 8.05(a) hereof.

“Redeeming Limited Partner” has the meaning provided in Section 8.04(a).

“Registration Statement” has the meaning set forth in Section 8.05(a).

“Regulations” means the U.S. federal income tax regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (a) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of the General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the General Partner, and reasonable expenses incurred to maintain the General Partner’s qualification as a REIT, (b) costs and expenses relating to any public offering and registration, or private offering, of securities by the General Partner, and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (c) costs and expenses associated with any repurchase of any securities by the General Partner, (d) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (e) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (f) costs and expenses associated with compensation of the employees of the General Partner (including, without limitation, health, vision, dental, disability and life insurance benefits), (g) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (h) costs and expenses incurred by the General Partner relating to any issuing or redemption of Partnership Interests and (i) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

“REIT Requirements” has the meaning set forth in Section 6.01(a)(xxiv).

“REIT Share” means one share of common stock, par value $0.01 per share, of the General Partner (or Successor Entity, as the case may be).

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“REIT Shares Amount” means the number of REIT Shares equal to the product of (X) the number of OP Units offered for redemption by a Redeeming Limited Partner, multiplied by (Y) the Conversion Factor as adjusted to and including the Specified Redemption Date; provided, that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the holders of REIT Shares to subscribe for or purchase additional REIT Shares, or any other securities or property (collectively, the “Rights”), and such Rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include such Rights issuable to a holder of the REIT Shares Amount on the record date fixed for purposes of determining the holders of REIT Shares entitled to Rights.

“Restriction Notice” has the meaning set forth in Section 8.04(f).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount” contained herein.

“S-3 Eligible Date” has the meaning set forth in Section 8.05(a).

“Safe Harbor” has the meaning set forth in Section 10.05(e).

“Safe Harbor Election” has the meaning set forth in Section 10.05(e).

“Safe Harbor Interest” has the meaning set forth in Section 10.05(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Separate Registration Rights Agreement” has the meaning set forth in Section 8.05.

“Service” means the Internal Revenue Service.

“Special Limited Partner” means American Realty Capital Healthcare Special Limited Partnership, LLC, a Delaware limited liability company, which shall be a limited partner of the Partnership and recognized as such under applicable Delaware law, but not a “Limited Partner” within the meaning of this Agreement.

“Special Limited Partner Interest” means the interest of the Special Limited Partner in the Partnership representing its right as the holder of an interest in distributions described in Sections 5.02(b)(i)(A) and 5.02(c) (and any corresponding allocations of income, gain, loss and deduction under this Agreement).

“Specified Redemption Date” means the first business day of the month that is at least 60 calendar days after the receipt by the General Partner of a Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company in which the General Partner, the Partnership or a wholly owned subsidiary of the General Partner or the Partnership owns a partnership or limited liability company interest.

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“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

“Successor Entity” has the meaning set forth in the definition of “Conversion Factor” contained herein.

“Survivor” has the meaning set forth in Section 7.02(b).

“Tax Items” has the meaning set forth in Section 5.01(f)(i).

“Tax Matters Partner” has the meaning set forth within Section 6231(a)(7) of the Code.

“Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 7.02(a).

“Transfer” has the meaning set forth in Section 9.02(a).

“TRS” means a taxable REIT subsidiary (as defined in Section 856(l) of the Code) of the General Partner.

“Unvested LTIP Units” has the meaning set forth in Section 13.01(c)(i) hereof.

“Value” means, with respect to any security, the average of the daily market price of such security for the ten consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be: (i) if the security is listed or admitted to trading on the NASDAQ or any national securities exchange, the last reported sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the security is not listed or admitted to trading on the NASDAQ or any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the security is not listed or admitted to trading on the NASDAQ or any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the security includes any additional rights, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

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“Vested LTIP Units” has the meaning set forth in Section 13.01(c)(i) hereof.

“Withheld Amount” means any amount required to be withheld by the Partnership with respect to a Partner and paid over to any taxing authority as a result of any allocation or distribution of income to a Partner or any other transaction.

ARTICLE II
FORMATION OF PARTNERSHIP

2.01         Formation of the Partnership. The Partnership was formed as a limited partnership pursuant to the provisions of the Act and the Original Agreement and continued upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.02         Name. The Name of the Partnership shall be “American Realty Capital Healthcare Trust Operating Partnership, L.P.” and the Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “L.P.” or “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication by the Partnership to the Partners. Notwithstanding any provision in this Agreement and without the consent of any Limited Partner or other Person, the General Partner may amend this Agreement and the Certificate of Limited Partnership of the Partnership to reflect any change in the name of the Partnership.

2.03         Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such address is the Corporation Service Company, a Delaware corporation. The General Partner may, from time to time, designate a new registered agent and/or registered office for the Partnership and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate of Limited Partnership of the Partnership to reflect such designation without the consent of the Limited Partners or any other Person. The principal office of the Partnership is located at: c/o American Realty Capital Healthcare Trust, Inc., 405 Park Avenue, New York, New York, 10022 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places as the General Partner deems necessary or desirable.

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2.04       Term and Dissolution.

(a)          The term of the Partnership shall continue in full force and effect until the Partnership is dissolved and its affairs are wound up upon the first to occur of any of the following events:

(i)          the occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner or any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act unless (A) the business of the Partnership is continued pursuant to Section 7.04(b) hereof, or (B) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership;

(ii)         the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided, that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such installment obligations are paid in full);

(iii)        the redemption of all Limited Partnership Interests, unless the General Partner determines to continue the Partnership by the admission of one or more additional Limited Partners effective as of such redemption;

(iv)        the election in writing by the General Partner that the Partnership should be dissolved;

(v)         at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued in accordance with the Act; or

(vi)        the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act.

(b)          Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.04(b) hereof), the General Partner (or, if dissolution of the Partnership should occur by reason of Section 2.04(a)(i) or the General Partner is unable to act as liquidator, a liquidating trustee of the Partnership or other representative designated by a Majority in Interest) shall proceed to wind up the affairs of the Partnership, liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the General Partner or the liquidating trustee, as the case may be, may, subject to the Act, either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

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(c)          The Partnership shall terminate when (i) all of the assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership shall have been distributed to the Partners in the manner provided for in this Agreement and (ii) the Certificate of Limited Partnership of the Partnership shall have been canceled in the manner required by the Act.

2.05         Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership any Certificate (including the Certificate of Limited Partnership of the Partnership) and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.06         Certificates Describing Partnership Units. The Partnership Interests shall not be evidenced by certificates unless requested by a Partner. At the request of a Partner, the General Partner, at its option, may issue a certificate evidencing such Partner’s Partnership Interests, including the class or series and number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as determined by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

THIS CERTIFICATE IS NOT NEGOTIABLE. THE PARTNERSHIP UNITS REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY AND TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REALTY CAPITAL HEALTHCARE TRUST Operating Partnership, L.P., AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME.

Each certificate evidencing Partnership Interests shall be executed by manual or facsimile signature of the General Partner on behalf of the Partnership. The Partnership shall maintain books for the purpose of registering the transfer of Partnership Interests. In connection with a Partner’s transfer in accordance with this Agreement of any Partnership Interests, the certificate(s) evidencing the Partnership Interests, if any, shall be delivered to the Partnership for cancellation, and the Partnership shall thereupon issue a new certificate to the transferee evidencing the Partnership Interests that were transferred and, if applicable, the Partnership shall issue a new certificate to the transferor evidencing any Partnership Interests registered in the name of the transferor that were not transferred.

Each Partnership Interest shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

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ARTICLE III
BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, (ii) to enter into any partnership, joint venture or other similar arrangement for the purpose of engaging in any of the foregoing or the ownership and disposition of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business to be conducted by the Partnership shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to, or the Board of Directors determines that the General Partner shall no longer, qualify as a REIT. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner has elected REIT status and the General Partner’s continued qualification as a REIT and the avoidance of income and excise taxes on the General Partner inure to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Partners agree that the General Partner may terminate or revoke its status as a REIT under the Code at any time. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.01         Capital Contributions. The General Partner and each Limited Partner has made (or shall be deemed to have made) a Capital Contribution to the Partnership in exchange for the Partnership Units set forth opposite such Partner’s name on Schedule A hereto, as it may be amended or restated from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s ownership of Partnership Units.

4.02         Additional Capital Contributions and Issuances of Additional Partnership Units. Except as provided in this Section 4.02 or in Section 4.03 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests, in the form of Partnership Units, in respect thereof, in the manner contemplated in this Section 4.02.

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(a)          Issuances of Additional Partnership Units.

(i)          General. As of the effective date of this Agreement, the Partnership shall have three classes of Partnership Units, entitled “OP Units,” “Class B Units” and “LTIP Units” respectively. The Class B Units and LTIP Units shall have the same rights, privileges and preferences as the OP Units, except as set forth in Articles XII and XIII hereof. Notwithstanding any provision of this Agreement, the General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose at any time or from time to time to the Partners (including the General Partner and/or the Limited Partner) or to other Persons, and admit such Persons as additional general partners of the Partnership pursuant to Section 7.03 or additional Limited Partners pursuant to this Section 4.02, for such consideration, or in connection with the performance of past, present or future services to the Partnership, and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners or any other Person. Notwithstanding any provision of this Agreement, a Person shall be deemed admitted to the Partnership as an additional Limited Partner upon the written consent of the General Partner and the execution of a counterpart to this Agreement by such Person. The General Partner’s determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Partnership Units are validly issued and fully paid. Notwithstanding any provision of this Agreement, any additional Partnership Units issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, preferences and duties, including rights, powers, preferences and duties senior and superior to the then-outstanding Partnership Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner or other Person, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership; and (iv) the right, if any, of the holder of each such class or series of Partnership Units to vote on Partnership matters; provided, however, that no additional Partnership Units shall be issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) unless:

(1)         (A) the additional Partnership Units are issued in connection with an issuance of REIT Shares of or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02 and (B) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make a Capital Contribution to the Partnership in an amount equal to the consideration received by the General Partner from the issuance of such REIT Shares or other interests in the General Partner;

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(2)         (A) the additional Partnership Units are issued in connection with an issuance of REIT Shares of or other interests in the General Partner pursuant to a taxable share dividend declared by the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) by the Partnership in accordance with this Section 4.02, (B) if the General Partner allows the holders of its REIT Shares to elect whether to receive such dividend in REIT Shares, other interests of the General Partner or cash, the Partnership will give the Limited Partners (excluding the General Partner or any direct or indirect Subsidiary of the General Partner) the same election to elect to receive (I) Partnership Units or cash or, (II) at the election of the General Partner, REIT Shares or cash, and (C) if the Partnership issues additional Partnership Units pursuant to this Section 4.02(a)(i)(2), then an amount of income equal to the value of the Partnership Units received will be allocated to those holders of OP Units that elect to receive additional Partnership Units;

(3)         the additional Partnership Units are issued in exchange for property owned by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Units; or

(4)         the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

Notwithstanding any provision in this Agreement, the General Partner may amend this Agreement in any manner in connection with the creation, authorization and/or issuance of any additional Partnership Interests, all without the approval of the Limited Partners or any other Person.

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(ii)         Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.04 hereof or a taxable share dividend as described in Section 4.02(a)(i)(2) hereof) or Rights (collectively, “Additional Securities”) other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) Partnership Units or Rights having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes the proceeds from the issuance of such Additional Securities and from any exercise of Rights contained in such Additional Securities to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of Property to be held directly by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner), but if and only if, such direct acquisition and issuance of Additional Securities have been approved by a majority of the Independent Directors. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) corresponding Partnership Units, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the Partnership and (y) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes all proceeds from such issuance to the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to a share purchase plan providing for purchases of REIT Shares at a discount from fair market value or pursuant to share awards, including share options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the Board of Directors. For example, in the event the General Partner issues REIT Shares for a cash purchase price and the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b)          Certain Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make Capital Contributions to the Partnership of the proceeds therefrom, provided, that if the proceeds actually received and contributed by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall make a Capital Contribution to the Partnership constituting the sum of (i) such net proceeds and (ii) an intangible asset in an amount equal to the capitalized costs of the General Partner relating to such issuance of REIT Shares or other interests in the General Partner. Upon any such Capital Contribution by the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner), the Capital Account of the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) shall be increased by the amount of its Capital Contribution as described in the previous sentence.

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(c)          Repurchases of Shares. If the General Partner shall repurchase shares of any class of its shares of common stock, the purchase price thereof and all costs incurred in connection with such repurchase shall be reimbursed to the General Partner by the Partnership pursuant to Section 6.05 hereof and the General Partner shall cause the Partnership to redeem an equivalent number of Partnership Units of the appropriate class or series held by the General Partner (which, in the case of REIT Shares, shall be a number equal to the quotient of the number of such REIT Shares divided by the Conversion Factor) in the manner provided in Section 6.10 hereof.

4.03         Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (a) cause the Partnership to obtain such funds from outside borrowings, or (b) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.04         Capital Accounts. A separate Capital Account shall be established and maintained for each Partner.

4.05         Percentage Interests. If the number of outstanding OP Units, Class B Units, LTIP Units or other class or series of Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of OP Units, Class B Units, LTIP Units or other class or series of Partnership Units held by such Partner divided by the aggregate number of OP Units, Class B Units, LTIP Units or other class or series of Partnership Units, as applicable, outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.05, the Net Income and Net Loss for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the effective date of such adjustment and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Net Income and Net Loss for the taxable year in which the adjustment occurs. The allocation of Net Income and Net Loss for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Net Income and Net Loss for the later part shall be based on the adjusted Percentage Interests.

4.06         No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.07         Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

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4.08       No Third-Party Beneficiary. No creditor or other third party (other than an Indemnitee) having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto, Indemnitees and their respective successors and assigns. To the fullest extent permitted by law, none of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall, to the fullest extent permitted by law, be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

ARTICLE V
NET INCOME AND NET LOSS; DISTRIBUTIONS

5.01       Allocations.

(a)          Allocations of Net Income and Net Loss. Except as otherwise provided in this Agreement and subject to Sections 12.02(b) and 13.01(c)(iii), after giving effect to the special allocations in Sections 5.01(c) and 5.01(d), Net Income, Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership, without duplication, shall be allocated among the Partners as follows:

(i)          first, to the Partners holding OP Units, Class B Units and/or LTIP Units pro rata and pari passu to the extent of and in proportion to the distribution of Cash Available for Distribution to such Partners with respect to their OP Units, Class B Units and/or LTIP Units in accordance with Section 5.02(a)(i);

(ii)         second, to the Partners holding LTIP Units pro rata to the extent of and in proportion to the distribution of Cash Available for Distribution to such Partners with respect to their LTIP Units in accordance with Section 5.02(a)(ii); and

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(iii)        thereafter, to the Partners holding OP Units, Class B Units and/or LTIP Units pro rata and pari passu in accordance with each such Partner’s respective Percentage Interest with respect to such OP Units, Class B Units and/or LTIP Units; provided, that for the avoidance of doubt, Net Loss, and to the extent necessary, individual items of loss or deductions shall be allocated (A) first to the Partners holding OP Units, Class B Units and/or LTIP Units pro rata and pari passu in accordance with each such Partner’s respective Percentage Interest with respect to such OP Units, Class B Units and/or LTIP Units until such Partners have received cumulative allocations of Net Loss equal to the cumulative amount of Net Income allocated to them pursuant to this Section 5.01(a)(iii), (B) then to the Partners holding LTIP Units to the extent of and in a manner that has the effect of reversing the allocations of Net Income to such Partners pursuant to Section 5.01(a)(ii), (C) then to the Partners holding OP Units, Class B Units and/or LTIP Units to the extent of and in a manner that has the effect of reversing the allocations of Net Income to such Partners pursuant to Section 5.01(a)(i), (D) then to the Partners holding OP Units, Class B Units and/or LTIP Units pro rata and pari passu in accordance with each such Partner’s respective Percentage Interest with respect to such OP Units, Class B Units and/or LTIP Units until each such Partner’s Capital Account with respect to their OP Units, Class B Units and/or LTIP Units has been reduced to zero, but not below zero (provided, further, that if the Capital Account of one or more such Partners, but not all such Partners, has been reduced to zero, any remaining Net Loss, and to the extent necessary, individual item of loss or deduction shall be allocated to the remaining Partners holding OP Units, Class B Units and/or LTIP Units in the same manner as in this Section 5.01(a)(iii)(D) until the Capital Account of all such Partners with respect to such OP Units, Class B Units and/or LTIP Units has been reduced to zero), and (E) thereafter to the General Partner.

(b)          Allocations of Net Property Gain and Net Property Loss. Except as otherwise provided in this Agreement, after giving effect to the special allocations in Sections 5.01(c) and 5.01(d), Net Property Gain, Net Property Loss and, to the extent necessary, individual items of gain or loss comprising Net Property Gain and Net Property Loss of the Partnership, without duplication, shall be allocated among the Partners in a manner such that the Capital Account of each Partner immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such Partner pursuant to Section 5.02(b) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, as determined in the reasonable discretion of the General Partner, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with Section 5.02(b) to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed immediately prior to the hypothetical sale of assets.

(c)          Special Allocations

(i)          Special Allocations of Depreciation. Notwithstanding any other provisions of this Sections 5.01, after giving effect to the regulatory allocations in Section 5.01(d), but prior to any allocations under Sections 5.01(a)(i) and 5.01(b), Depreciation shall be allocated to the Advisors Limited Partner until the cumulative amount of Depreciation allocated to the Advisors Limited Partner pursuant to this Section 5.01(c)(i) for all years equals $10,000,000.

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(ii)         Special Allocations of Net Property Gain. Notwithstanding any other provisions of this Sections 5.01, after giving effect to the regulatory allocations in Section 5.01(d) and to the extent not previously allocated pursuant to Section 5.01(d)(ii), but prior to any allocations under Section 5.01(b), Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, shall be allocated to the Advisors Limited Partner to the extent of the cumulative amount of Depreciation allocated to the Advisors Limited Partner pursuant to Section 5.01(c)(i).

(iii)        Special Allocations Regarding Class B Units. Notwithstanding any other provisions of this Sections 5.01, after giving effect to the regulatory allocations in Section 5.01(d) and the special allocations in Section 5.01(c)(ii), but prior to any allocations under Section 5.01(b), Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, shall be allocated to the Partners holding Class B Units until their Class B Economic Capital Account Balances are equal to (A) the OP Unit Economic Balance, multiplied by (B) the number of their Class B Units; provided, that no such Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, will be allocated with respect to any particular Class B Unit unless and to the extent that the OP Unit Economic Balance exceeds the OP Unit Economic Balance in existence at the time such Class B Unit was issued. Any allocations made pursuant to the first sentence of this Section 5.01(c)(iii) shall be made among the holders of Class B Units in proportion to the amounts required to be allocated to each under this Section 5.01(c)(iii). The parties agree that the intent of this Section 5.01(c)(iii) is to make the Capital Account balance associated with each Class B Unit to be economically equivalent to the Capital Account balance associated with the OP Units outstanding (on a per-unit basis), but only if and to the extent that the Capital Account balance associated with the OP Units outstanding, without regard to the allocations under this Section 5.01(c)(iii), has increased on a per-unit basis since the issuance of the relevant Class B Unit. To the extent Net Property Loss is allocated to Partners holding Class B Units pursuant to Section 5.01(b), such Net Property Loss shall be allocated among the Partners holding Class B Units in a manner that reverses the allocation of Net Property Gain to such Partner pursuant to this Section 5.01(c)(iii).

(iv)        Special Allocations Regarding the Special Limited Partner Interest. Notwithstanding any other provisions of this Sections 5.01, after giving effect to the regulatory allocations in Section 5.01(d), and to the extent not previously allocated pursuant to Section 5.01(d)(ii), and the special allocations in Section 5.01(c)(iii), but prior to any allocations under Section 5.01(b), Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, and Liquidating Gain shall be allocated to the Special Limited Partner until the Special Limited Partner has received aggregate allocations of income for all fiscal years equal to the Listing Amount.

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(v)         Special Allocations Regarding LTIP Units. Notwithstanding any other provisions of this Sections 5.01, after giving effect to the regulatory allocations in Section 5.01(d) and the special allocations in Sections 5.01(c)(ii) and 5.01(c)(iv), but prior to any allocations under Section 5.01(b), Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, shall be allocated to the LTIP Unitholders until their LTIP Economic Capital Account Balances are equal to (i) the OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Partnership, will be allocated with respect to any particular LTIP Unit unless and to the extent that the OP Unit Economic Balance exceeds the OP Unit Economic Balance in existence at the time such LTIP Unit was issued. Any allocations made pursuant to the first sentence of this Section 5.01(c)(v) shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.01(c)(v). The parties agree that the intent of this Section 5.01(c)(v) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the OP Units outstanding (on a per-unit basis), but only if and to the extent that the Capital Account balance associated with the OP Units outstanding, without regard to the allocations under this Section 5.01(c)(v), has increased on a per-unit basis since the issuance of the relevant LTIP Unit. To the extent Net Property Loss is allocated to LTIP Unitholders pursuant to Section 5.01(b), such Net Property Loss shall be allocated among the LTIP Unitholders in a manner that reverses the allocation of Net Property Gain to the LTIP Unitholders pursuant to this Section 5.01(c)(v).

(d)          Regulatory Allocations.

(i)          Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Section 1.704-2(f) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This Section 5.01(d)(i) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 5.01(d)(i) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

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(ii)         Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This Section 5.01(d)(ii) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this Section 5.01(d)(ii) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

(iii)        Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This Section 5.01(d)(iii) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iv)        Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(v)         Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations)

(vi)        Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

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(vii)       Capital Account Deficits. If any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year or other applicable period which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 5.01(d)(vii) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been made as if Section 5.01(d)(iii) and this Section 5.01(d)(vii) were not in this Agreement.

(e)          Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Net Income and Net Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Net Income and Net Loss between the transferor and the transferee Partner.

(f)          Tax Allocations.

(i)          Items of Income or Loss. Except as is otherwise provided in this Section 5.01, an allocation of Net Income, Net Loss, Net Property Gain or Net Property Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (“Tax Items”) that is taken into account in computing Net Income, Net Loss, Net Property Gain or Net Property Loss.

(ii)         Section 1245/1250 Recapture. Subject to Section 5.01(f)(iii) below, if any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code (“Affected Gain”), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This Section 5.01(f)(ii) shall not alter the amount of Net Income or Net Property Gain (or items thereof) allocated among the Partners, but merely the character of such Net Income or Net Property Gain (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income, Net Loss, Net Property Gain and Net Property Loss for such respective period.

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(iii)        Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership’s adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this Section 5.01(f)(iii) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This Section 5.01(f)(iii) is to be interpreted consistently with such intent.

(iv)        Excess Nonrecourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752-3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the General Partner; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income required to be allocated to such Partner pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to be able to allocate to each Partner nonrecourse liabilities equal to the Liability Shortfall, nonrecourse liabilities shall be allocated to each Partner in pro rata in accordance with each such Partner’s Liability Shortfall.

5.02       Distribution of Cash.

(a)          Cash Available for Distribution. Subject to the other provisions of this Article V, the General Partner shall cause the Partnership to distribute Cash Available for Distribution, at such times and in such amounts as are, subject to the terms and conditions of this Agreement, determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period), as follows:

(i)          first, if such Partnership Record Date is prior to the LTIP Unit Distribution Participation Date, 100% to the Partners holding OP Units, Class B Units and/or LTIP Units, pro rata and pari passu in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units, Class B Units and/or LTIP Units; provided, however, that distributions to the LTIP Unitholders with respect to an LTIP Unit shall be in an amount equal to the product of (A) the distributions per OP Unit to be paid to the holders of OP Units pursuant to this Section 5.02(a)(i) multiplied by (B) ten (10%) percent (the “Concurrent LTIP Distribution”) with the balance of the distribution that would have otherwise been payable to the LTIP Unitholders but for the effect of this proviso being distributed to the Partners holding OP Units and/or Class B Units in proportion to each such Partner’s respective Percentage Interest;

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(ii)         second, following the LTIP Unit Distribution Participation Date, 100% to the LTIP Unitholders pro rata until such time as the LTIP Unitholders have received distributions per LTIP Unit pursuant to this Section 5.02(a)(ii) equal to the difference of (A) the cumulative distributions paid on each OP Unit prior to the LTIP Unit Distribution Participation Date and during the period the LTIP Unitholder held such LTIP Unit, minus (B) the Concurrent LTIP Distribution paid on such LTIP Units; and

(iii)        thereafter, 100% to the Partners holding OP Units, Class B Units and/or LTIP Units pro rata and pari passu in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units, Class B Units and/or LTIP Units.

(b)          Net Sales Proceeds. Subject to the other provisions of this Article V, the General Partner shall cause the Partnership to distribute Net Sales Proceeds, at such times and in such amounts as are, subject to the terms and conditions of this Agreement, determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period)

(i)          (A) 15% to the Special Limited Partner, and (B) 85% to the Partners holding OP Units, Class B Units and/or LTIP Units pro rata and pari passu in proportion to each such Partner’s respective Percentage Interest with respect to such OP Units, Class B Units and/or LTIP Units; provided, that:

(1)         to the extent the Average Class B Economic Capital Account Balance of a holder of Class B Units is less than the OP Unit Economic Balance, the Percentage Interest of such Partner holding Class B Units with respect to such Class B Units shall be reduced for purposes of determining its proportionate share of distributions pursuant to this Section 5.02(b) to equal such Partner’s Percentage Interest with respect to its Class B Units multiplied by a fraction, the numerator of which is such Partner’s Average Class B Economic Capital Account Balance, and the denominator of which is the OP Unit Economic Balance;

(2)         to the extent the Average LTIP Economic Capital Account Balance of a holder of LTIP Units is less than the OP Unit Economic Balance, the Percentage Interest of such Partner holding LTIP Units with respect to such LTIP Units shall be reduced for purposes of determining its proportionate share of distributions pursuant to this Section 5.02(b) to equal such Partner’s Percentage Interest with respect to its LTIP Units multiplied by a fraction, the numerator of which is such Partner’s Average LTIP Economic Capital Account Balance, and the denominator of which is the OP Unit Economic Balance; and

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(3)         the aggregate amount of distributions of Net Sales Proceeds to the Special Limited Partner pursuant to clause (A) shall not exceed the Listing Amount.

For the avoidance of doubt, any decrease in the Percentage Interest of a Partner with respect to its Class B Units or LTIP Units shall result in a corresponding increase in the Percentage Interests of Partners with respect to their OP Units (and LTIP Units to the extent such LTIP Units are eligible for conversion pursuant to Section 13.02(b) but have not been converted).

(c)          If a new or existing Partner acquires additional Partnership Units in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Units relating to the Partnership Record Date next following the issuance of such additional Partnership Units shall be reduced in the proportion to (i) the number of days that such additional Partnership Units are held by such Partner bears to (ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

(d)          Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount with respect to a Partner or the Special Limited Partner, either (i) if the actual amount to be distributed to the Partner or the Special Limited Partner (the “Distributable Amount”) equals or exceeds the Withheld Amount, the entire Distributable Amount shall be treated as a distribution of cash to such Partner or the Special Limited Partner, or (ii) if the Distributable Amount is less than the Withheld Amount, the Distributable Amount shall be treated as a distribution of cash to such Partner or the Special Limited Partner and the excess of the Withheld Amount over the Distributable Amount shall be treated as a Partnership Loan from the Partnership to the Partner or the Special Limited Partner on the day the Partnership pays over such amount to a taxing authority. A Partner and the Special Limited Partner shall repay a Partnership Loan upon the demand of the Partnership or, alternatively, through withholding by the Partnership with respect to subsequent distributions to the applicable Partner, the Special Limited Partner, or assignee of such Partner or the Special Limited Partner. In the event that a Limited Partner or the Special Limited Partner fails to pay any amount owed to the Partnership with respect to the Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Limited Partner or the Special Limited Partner, as applicable, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a General Partner Loan to the Defaulting Limited Partner in the amount of the payment made by the General Partner and the General Partner shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

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Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(d) shall bear interest at the lesser of (i) 300 basis points above the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(e)          In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or is being redeemed.

5.03       REIT Distribution Requirements. The General Partner shall use commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay distributions to its stockholders that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code, other than to the extent the General Partner elects to retain and pay income tax on its net capital gain.

5.04       No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.05       Limitations on Distributions. Notwithstanding any of the provisions of this Agreement, no Partner shall have the right to receive, and the Partnership and the General Partner shall not have the right to make, a distribution that violates the Act or other applicable law.

5.06       Distributions Upon Liquidation.

(a)          Upon liquidation of the Partnership, after the satisfaction of all the debts and obligations of the Partnership, to the extent permitted by law, whether by payment or the making of reasonable provision for payment thereof, any remaining assets of the Partnership shall be distributed, subject to Section 5.07(b), to all Partners (including the Special Limited Partner) with positive Capital Accounts in accordance with their respective positive Capital Accounts.

(b)          For purposes of Section 5.06(a), the Capital Account of each Partner (including the Special Limited Partner) shall be determined after making all adjustments in accordance with Sections 5.01, 5.02 and 5.07(b) resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets.

(c)          Any distributions pursuant to this Section 5.06 shall be made within a reasonable time as determined by the General Partner in its sole discretion. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to satisfy any contingent debts or obligations of the Partnership.

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(d)          If any Partner (other than the Advisors Limited Partner) has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. If the Advisors Limited Partner has a deficit balance in its Capital Account attributable to and to the extent of the special allocation of Depreciation to such Partner provided for in Section 5.01(c)(i) (after giving effect to all contributions, distributions and allocations for all taxable years, including the year liquidation occurs), such Limited Partner shall restore and contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero, but not to exceed the excess of the cumulative amount of Depreciation that has been specially allocated to the Advisors Limited Partner pursuant to Section 5.01(c)(i) over the cumulative amount of Net Property Gain that has been allocated to the Advisors Limited Partner in accordance with Section 5.01(c)(ii). This deficit restoration obligation is intended to comply with Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations and shall be satisfied before the later to occur of (x) the end of the taxable year in which the Partnership (or the interest of the Advisors Limited Partner, as the case may be) is liquidated, or (y) ninety (90) days after the date of the liquidation of the Partnership (or the interest of the Advisors Limited Partner), which amount shall be paid to creditors of the Partnership or, if the amount contributed exceeds the amount due creditors, shall be distributed to the Partners with positive Capital Account balances.

5.07       Substantial Economic Effect / Savings Clause.

(a)          It is the intent of the Partners (including the Special Limited Partner) that the allocations of Net Income, Net Loss, Net Property Gain and Net Property Loss under the Agreement have “substantial economic effect” (or be consistent with the Partners’ and the Special Limited Partner’s interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

(b)          Notwithstanding anything to the contrary in this Agreement, it is the intent of the Partners (including the Special Limited Partner) that the allocation provisions of Section 5.01 produce final Capital Account balances of the Partners (including the Special Limited Partner) equal to the amount such Partners would receive with respect to their OP Units, Class B Units, LTIP Units and/or the Special Limited Partner Interest pursuant to Section 5.02(b). To the extent the allocation provisions of Section 5.01 would fail to produce such final Capital Account balances, (y) such provisions shall be amended by the General Partner if and to the extent necessary to produce such result and (z) Net Income, Net Loss, Net Property Gain, Net Property Loss and, to the extent necessary, individual items of income, gain, loss and deduction, of the Partnership for prior open years shall be reallocated by the General Partner, in its sole and absolute discretion, among the Partners (including the Special Limited Partner) to the extent it is not possible to achieve such result with allocations of Net Income, Net Loss, Net Property Gain, Net Property Loss and, to the extent necessary, individual items of income, gain, loss and deduction, of the Partnership for the current year and future years. This Section 5.07(b) shall control notwithstanding any reallocation or adjustment of taxable Net Income, Net Loss, Net Property Gain, Net Property Loss and, to the extent necessary, individual items of income, gain, loss and deduction, of the Partnership by the Service or any other taxing authority. The General Partner shall have the authority to amend this Agreement without the consent of the Limited Partners or the Special Limited Partner, as it reasonably considers advisable, to make the allocations and adjustments described in this Section 5.07(b).

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ARTICLE VI
RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.01       Management of the Partnership.

(a)          Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)          to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to, notes and mortgages that the General Partner determines are necessary or appropriate in the business of the Partnership;

(ii)         to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)        to authorize, issue, sell, redeem or otherwise purchase any Partnership Units or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Units, or Rights relating to any class or series of Partnership Units) of the Partnership;

(iv)        to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)         to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)        to guarantee or become a co-maker of indebtedness of any Subsidiary of the General Partner or the Partnership, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

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(vii)       to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general and administrative expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii)      to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)         to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership’s assets;

(x)          to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership’s business;

(xi)         to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)        to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii)       to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)      to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers and such other persons as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

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(xv)       to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)      to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)     to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii)    to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)       to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)        to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(xxi)       subject to Section 11.02, to merge, consolidate or combine the Partnership with or into another Person;

(xxii)      to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code;

(xxiii)     to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act; and

(xxiv)    to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate such that the General Partner shall continue to satisfy the requirements for qualification as a REIT under the Code and Regulations (“REIT Requirements”) and avoid any federal income or excise tax liability; provided, however, the General Partner shall not be bound to comply with this covenant to the extent any distributions required to be made in order to satisfy the REIT Requirements would violate the Act or other applicable law or contravene the terms of any notes, mortgages or other types of debt obligations to which the Partnership may be subject in conjunction with borrowed funds.

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(b)          Except as otherwise provided herein or in the Act, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.02       Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.03       Indemnification and Exculpation of Indemnitees.

(a)          To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The parties hereto agree, that the termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The parties hereto agree, that the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

(b)          The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)          The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

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(d)          The Partnership may purchase and maintain insurance, as an expense of the Partnership, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)          For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Partnership.

(f)          In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)          An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)          The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)          Any amendment, modification or repeal of this Section 6.03 or any provision hereof shall be prospective only and shall not in any way affect the indemnification of an Indemnitee by the Partnership under this Section 6.03 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.04       Liability of the General Partner.

(a)          Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if any such party acted in good faith. Notwithstanding any provision of this Agreement or otherwise applicable provision of law or equity, the General Partner shall not be in breach of any duty (fiduciary or otherwise) that the General Partner may owe to the Limited Partners or the Partnership or any other Persons bound by this Agreement provided the General Partner, acting in good faith, abides by the terms of this Agreement.

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(b)          Notwithstanding any provision of this Agreement or otherwise applicable provision of law or equity, the Limited Partners and the Special Limited Partner expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively, and that, to the fullest extent permitted by law, the General Partner has no duty (fiduciary or otherwise) and is under no obligation to consider the separate interests of the Limited Partners or the Special Limited Partner (including, without limitation, the tax consequences to Limited Partners or the Special Limited Partner or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the stockholders of the General Partner on the one hand and the Limited Partners or the Special Limited Partner on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner, the Limited Partners or the Special Limited Partner; provided, however, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the stockholders of the General Partner, the Limited Partners or the Special Limited Partner shall be resolved in favor of the stockholders of the General Partner. The General Partner shall not be liable to the Limited Partners, the Special Limited Partner or the Partnership for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners, the Special Limited Partner or the Partnership in connection with such decisions.

(c)          Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible or liable to the Limited Partners, the Special Limited Partner or the Partnership for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)          Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and the Special Limited Partner.

(e)          Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s or any of its officer’s, director’s, agent’s or employee’s liability to the Partnership, the Special Limited Partner and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

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6.05       Partnership Obligations.

(a)          Except as provided in this Section 6.05 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)          All Administrative Expenses shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred on behalf of the Partnership that shall be made other than out of the funds of the Partnership.

6.06       Outside Activities. Subject to Section 6.08 hereof, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholders of the General Partner and the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to such business interest or activities. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person bound by this Agreement shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner, (i) shall have no duty or obligation (fiduciary or otherwise) pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person, and (ii) shall not be liable to the Partnership or to the Limited Partners for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that the General Partner pursues or acquires for, or directs such business ventures, interests or activities to another Person or does not communicate such opportunity or information to the Partnership.

6.07       Employment or Retention of Affiliates.

(a)          Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor that the General Partner determines to be fair and reasonable.

(b)          The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)          The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

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6.08       General Partner Activities. The General Partner agrees that, generally, all business activities of the General Partner, including activities pertaining to the acquisition, development, ownership of or investment in single tenant freestanding commercial real estate and related assets, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that, subject to Section 4.02(a)(ii), the General Partner may make direct acquisitions or undertake business activities if such acquisitions or activities are made in connection with the issuance of Additional Securities by the General Partner or the business activity has been approved by a majority of the Independent Directors.

6.09       Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10       Redemption of General Partner’s Partnership Units. In the event the General Partner redeems or repurchases any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner redeemed such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are redeemed or repurchased by the General Partner pursuant to such offer, the Partnership shall redeem or repurchase an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

ARTICLE VII
CHANGES IN GENERAL PARTNER

7.01       Transfer of the General Partner’s Partnership Interest.

(a)          The General Partner shall not transfer all or any portion of its General Partner Interests, and the General Partner shall not withdraw as General Partner, except as provided in or in connection with a transaction contemplated by Section 7.01(c) hereof.

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(b)          The General Partner agrees that its General Partner Interest will at all times be in the aggregate at least 0.1% of the Partnership Interests.

(c)          Notwithstanding anything in this Section 7.01, the General Partner may transfer all or any portion of its General Partner Interest to any wholly owned Subsidiary of the General Partner that is (i) a state law corporation or is eligible to make, and has validly made, an election pursuant to Treas. Regs. Sec. 301.7701-3 to be treated as an association taxable as a corporation for U.S. federal income tax purposes (ii) a TRS, or (iii) an entity that is wholly owned by the General Partner and treated as disregarded for U.S. federal income tax purposes, and following a transfer of all of its General Partner Interest, may withdraw as General Partner. In the event that the General Partner transfers its entire General Partner Interest and the transferee is admitted to the Partnership as a substitute General Partner in accordance with this Agreement, such transferee shall be deemed admitted to the Partnership as a General Partner immediately prior to the transfer and such transferee shall continue the business of the Partnership without dissolution.

7.02       Merger of General Partner.

(a)          Except as otherwise provided in Section 7.02(b) or (c) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the General Partner’s state of incorporation or organizational form), in each case which results in a Change of Control of the General Partner (a “Transaction”), unless at least one of the following conditions is met:

(i)          the consent of a Majority in Interest (other than the Percentage Interest held by the General Partner or any Subsidiary of the General Partner) is obtained;

(ii)         as a result of such Transaction, all Limited Partners will receive, or have the right to receive, for each Partnership Unit held by such Limited Partners an amount of cash, securities or other property equal in value to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided, that if, in connection with such Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units (other than the General Partner and any Subsidiary of the General Partner) shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities or other property that such Limited Partner would have received had it (A) exercised its OP Unit Redemption Right pursuant to Section 8.04 hereof and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the OP Unit Redemption Right immediately prior to the expiration of the Offer; or

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(iii)        the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities or other property in the Transaction or (B) all Limited Partners receive for each Partnership Unit held by such Limited Partners an amount of cash, securities or other property (expressed as an amount per REIT Share) that is no less in value than the product of the Conversion Factor and the greatest amount of cash, securities or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(b)          Notwithstanding Section 7.02(a) hereof, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner hereunder. Notwithstanding any provision of this Agreement and without the consent of any other person, upon such contribution and assumption, (i) for all purposes of this Agreement, if the General Partner is not the Survivor, the Survivor, shall be deemed to be the “General Partner” hereunder and shall be deemed to be admitted as the general partner of the Partnership, upon its execution of a counterpart to this Agreement, effective simultaneously with the merger or consolidation, (ii) the Survivor shall continue the business of the Partnership without dissolution, and (iii) the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.02(b) or in any other manner, if applicable, to reflect the change in the general partner of the Partnership. The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.04 hereof so as to approximate the existing rights and obligations set forth in Section 8.04 hereof as closely as reasonably possible. The above provisions of this Section 7.02(b) shall similarly apply to successive mergers or consolidations permitted hereunder.

Notwithstanding anything in this Section 7.02, the General Partner may engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which the REIT Shares are listed or traded.

7.03       Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

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(a)          the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart hereof, and an amendment to the Certificate of Limited Partnership of the Partnership evidencing the admission of such Person as a General Partner shall have been filed with the office of the Secretary of State of the State of Delaware;

(b)          if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)          counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.04       Effect of Bankruptcy, Withdrawal, Death or Dissolution of General Partner.

(a)          Upon the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.05(a) hereof) or the withdrawal, removal or dissolution of the General Partner or any other event that results in the General Partner ceasing to be a general partner of the Partnership under the Act, the Partnership shall be dissolved and its affairs wound up unless the business of the Partnership is continued pursuant to Section 7.04(b) hereof. Notwithstanding anything in this Agreement to the contrary, any successor to the General Partner by merger or consolidation in compliance with Section 7.02(b) shall, without further act of any Person, be the General Partner hereunder, and such merger or consolidation shall not constitute a transfer for purposes of this Agreement and the Partnership shall continue without dissolution.

(b)          Following the occurrence of an Event of Bankruptcy as to the General Partner (and its removal pursuant to Section 7.05(a) hereof) or the withdrawal, removal or dissolution of the General Partner or any other event that resulting the General Partner ceasing to be a general partner of the Partnership under the Act, the Partnership shall not be dissolved or wound up if the Limited Partners, within 90 days after such occurrence, elect to continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting effective as of such occurrence, subject to Section 7.03 hereof in writing or vote, a substitute General Partner by consent of a Majority in Interest. Any substitute General Partner selected by the Limited Partners in accordance with this Section 7.05(b) and admitted to the Partnership in accordance with Section 7.03, shall be deemed admitted to the Partnership effective simultaneously with the occurrence of the event that caused the General Partner to cease to be a general partner of the Partnership. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

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7.05       Removal of General Partner.

(a)          Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, the General Partner, the General Partner shall be deemed to be removed automatically. To the fullest extent permitted by law, the Limited Partners may not remove the General Partner, with or without cause.

(b)          If the General Partner has been removed pursuant to this Section 7.05 and the Partnership is continued pursuant to Section 7.04 hereof, the General Partner shall promptly transfer and assign its General Partner Interest in the Partnership to the substitute General Partner approved by a Majority in Interest in accordance with Section 7.04(b) hereof and otherwise be admitted to the Partnership in accordance with Section 7.03 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority in Interest within ten days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority in Interest each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest within 30 days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partner Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partner Interest shall be the average of the two appraisals closest in value.

(c)          The General Partner Interest of a removed General Partner, during the time after default until transfer under Section 7.05(b) hereof, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.05(b) hereof.

(d)          Notwithstanding any other provision of this Agreement, for so long as the General Partner is treated as a REIT, to the fullest extent permitted by law, the General Partner shall not be removed unless (a) the General Partner’s economic interest in the Partnership shall be simultaneously transferred to another entity that is either (i) not an Affiliate of the General Partner or (ii) a TRS or (b) such removal would not otherwise result in the Partnership having only one partner for U.S. federal income tax purposes.

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(e)          All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section 7.05.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.01       Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner. Notwithstanding anything to the contrary contained in this Agreement, none of the actions taken by any of the Limited Partners hereunder shall constitute participation in the control of the business of the Partnership within the meaning of the Act.

8.02       Power of Attorney. Each Limited Partner and the Special Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, including duly adapted amendments hereto, which power of attorney is coupled with an interest and shall survive and not be affected by the subsequent death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest. This power of attorney may be exercised by such attorney-in-fact for all Limited Partners (or any of them) by a single signature of the General Partner acting as attorney-in-fact with or without listing all of the Limited Partners executing an instrument.

8.03       Limitation on Liability of Limited Partners. No Limited Partner, in its capacity as such, shall be liable for any debts, liabilities, contracts or obligations of the Partnership. Except as otherwise provided in this Agreement or under the Act, a Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act or as otherwise provided for herein, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

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8.04       OP Unit Redemption Right.

(a)          Subject to Sections 8.04(b), (c), (d), (e), (f) and (g) hereof, the penultimate sentence of this Section 8.04(a), and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to OP Units held by them, each Limited Partner shall have the right (the “OP Unit Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the OP Units held by such Limited Partner at a redemption price equal to and in the form of the OP Unit Redemption Amount to be paid by the Partnership, provided, that such OP Units (including, for the avoidance of doubt, any OP Units issued to such Limited Partners as a result of any merger, consolidation or other business combination or reorganization to which the Partnership and/or the General Partner is a party) shall have been outstanding for at least one year (or such lesser time as determined by the General Partner in its sole and absolute discretion), which period shall include the period that Partnership Units that were converted into such OP Units were held, and subject to any restriction agreed to in writing between the Redeeming Limited Partner and the General Partner. The OP Unit Redemption Right shall be exercised pursuant to a Notice of Exercise of Redemption Right in substantially the form attached hereto as Exhibit A delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the OP Unit Redemption Right (the “Redeeming Limited Partner”); provided, however, that the Partnership shall, in its sole and absolute discretion, have the option to deliver either the Cash Amount or the REIT Shares Amount; provided, further, that the Partnership shall not be obligated to satisfy such OP Unit Redemption Right if the General Partner elects to purchase the OP Units subject to the Notice of Redemption; and provided, further, that no Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the OP Unit Redemption Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner. The Advisors Limited Partner shall not be permitted to exercise the OP Unit Redemption Right unless and until such Partner does not have a deficit balance in its Capital Account. The Redeeming Limited Partner shall have no right, with respect to any OP Units so redeemed, to receive any distribution paid with respect to OP Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)          Notwithstanding the provisions of Section 8.04(a) hereof, a Limited Partner that exercises the OP Unit Redemption Right shall be deemed to have offered to sell the OP Units described in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such OP Units by paying to the Redeeming Limited Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the OP Units offered for redemption by the Redeeming Limited Partner and shall be treated for all purposes of this Agreement as the owner of such OP Units. If the General Partner shall elect to exercise its right to purchase OP Units under this Section 8.04(b) with respect to a Notice of Redemption, it shall so notify the Redeeming Limited Partner within five business days after the receipt by the General Partner of such Notice of Redemption.

In the event the General Partner shall exercise its right to purchase OP Units with respect to the exercise of a OP Unit Redemption Right, the Partnership shall have no obligation to pay any amount to the Redeeming Limited Partner with respect to such Redeeming Limited Partner’s exercise of such OP Unit Redemption Right, and each of the Redeeming Limited Partner, the Partnership and the General Partner shall treat the transaction between the General Partner and the Redeeming Limited Partner for federal income tax purposes as a sale of the Redeeming Limited Partner’s OP Units to the General Partner. Each Redeeming Limited Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the OP Unit Redemption Right.

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(c)          Notwithstanding the provisions of Section 8.04(a) and 8.04(b) hereof, a Limited Partner shall not be entitled to exercise the OP Unit Redemption Right if the delivery of REIT Shares to such Limited Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.04(b) hereof (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.04(b) hereof) would (i) result in such Limited Partner or any other Person owning, directly or indirectly, REIT Shares in excess of the Aggregate Share Ownership Limit or any Excepted Holder Limit (each as defined in Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) cause the General Partner to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of the General Partner’s, the Partnership’s or a Subsidiary Partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code, (v) otherwise cause the General Partner to fail to qualify as a REIT, or (vi) cause the acquisition of REIT Shares by such Limited Partner to be “integrated” with any other distribution of REIT Shares or OP Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion and without the consent of any other Partner or Person, may waive the restriction on redemption set forth in this Section 8.04(c).

(d)          Any Cash Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 90 days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Any REIT Share Amount to be paid to a Redeeming Limited Partner pursuant to this Section 8.04 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 days to the extent required for the General Partner to cause additional REIT Shares to be issued. Notwithstanding the foregoing, the General Partner agrees to use its reasonable best efforts to cause the closing of the acquisition of redeemed OP Units hereunder to occur as quickly as reasonably possible.

(e)          Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law that apply upon a Redeeming Limited Partner’s exercise of the OP Unit Redemption Right. If a Redeeming Limited Partner believes that it is exempt from such withholding upon the exercise of the OP Unit Redemption Right, such Partner must furnish the General Partner with a FIRPTA Certificate in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2 and any other documentation reasonably requested by the General Partner. If the Partnership or the General Partner is required to withhold and pay over to any taxing authority any amount upon a Redeeming Limited Partner’s exercise of the OP Unit Redemption Right and if the OP Unit Redemption Amount equals or exceeds the Withheld Amount, the Withheld Amount shall be treated as an amount received by such Partner in redemption of its OP Units. If, however, the OP Unit Redemption Amount is less than the Withheld Amount, the Redeeming Limited Partner shall not receive any portion of the OP Unit Redemption Amount, the OP Unit Redemption Amount shall be treated as an amount received by such Partner in redemption of its OP Units, and the Partner shall contribute the excess of the Withheld Amount over the OP Unit Redemption Amount to the Partnership before the Partnership is required to pay over such excess to a taxing authority.

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(f)          Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their OP Unit Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership that states that, in the opinion of such counsel, restrictions are desirable in order to avoid the Partnership being treated as a “publicly traded partnership” under Section 7704 of the Code.

8.05       Exchange of Special Limited Partner Interest.

(a)          On and after such time as the Listing Amount is determinable, the Special Limited Partner shall have the right, but not the obligation, to contribute the entire Special Limited Partner Interest to the Partnership in exchange for OP Units in a transaction intended to qualify as a contribution of property pursuant to Section 721 of the Code. The Special Limited Partner shall provide written notice to the General Partner of its intention to contribute the Special Limited Partner Interest at least ten (10) days prior to the date on which the contribution is to occur. The maximum number of OP Units issuable upon a contribution of the entire Special Limited Partner Interest shall be equal to the quotient of (i) the net amount of the Partnership’s remaining obligation to make distributions to the Special Limited Partner of the Listing Amount pursuant to Section 5.02(b) on the date of the contribution divided by (ii) the product of (A) the Value of one REIT Share on the date of the contribution multiplied by (B) the Conversion Factor. Only a whole number of OP Units may be issuable upon a contribution of the entire Special Limited Partner Interest. The Special Limited Partner covenants and agrees with the Partnership that the Special Limited Partner Interest shall be free and clear of all liens. The contribution of all or a portion of the Special Limited Partner Interest shall occur automatically after the close of business on the applicable date of contribution, as of which time the Special Limited Partner shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such contribution.

(b)          OP Units issuable upon a contribution of the Special Limited Partner Interest as set forth in this Section 8.05(a) shall be exchangeable for cash or, at the option of the Partnership, for REIT Shares pursuant to Section 8.04.

8.06       Registration. Subject to the terms of any agreement between the General Partner and a Limited Partner with respect to OP Units held by such Limited Partner that includes provisions relating to registration rights (each a “Separate Registration Rights Agreement”):

(a)          Shelf Registration of REIT Shares. Following the date on which the General Partner becomes eligible to use a registration statement on Form S-3 for the registration of securities under the Securities Act (the “S-3 Eligible Date”) and within the time period that may be agreed by the General Partner and a Limited Partner, the General Partner shall file with the Commission a shelf registration statement under Rule 415 of the Securities Act (a “Registration Statement”), or any similar rule that may be adopted by the Commission, covering (i) the issuance of REIT Shares issuable upon redemption of the OP Units held by such Limited Partner (“Redemption Shares”) and/or (ii) the resale by the holder of the Redemption Shares, with respect to OP Units issued prior to the S-3 Eligible Date; provided, however, that the General Partner shall be required to file only two such registrations in any 12-month period. In connection therewith, the General Partner will:

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(1)         use its reasonable best efforts to have such Registration Statement declared effective;

(2)         furnish to each holder of Redemption Shares such number of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

(3)         register or qualify the Redemption Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the General Partner shall not be required to (i) qualify as a foreign corporation or consent to a general or unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

(4)         otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

The General Partner further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by the General Partner or by the Securities Act or rules and regulations thereunder for such Registration Statement. Each Limited Partner agrees to furnish to the General Partner, upon request, such information with respect to the Limited Partner as may be required to complete and file the Registration Statement.

In connection with and as a condition to the General Partner’s obligations with respect to the filing of a Registration Statement pursuant to this Section 8.05, each Limited Partner agrees with the General Partner that:

(x)          it will not offer or sell its Redemption Shares until (A) such Redemption Shares have been included in a Registration Statement and (B) it has received copies of a prospectus, and any supplement or amendment thereto, as contemplated by Section 8.05(a) hereof, and receives notice that the Registration Statement covering such Redemption Shares, or any post-effective amendment thereto, has been declared effective by the Commission;

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(y)          if the General Partner determines in its good faith judgment, after consultation with counsel, that the use of the Registration Statement, including any post effective amendment thereto, or the use of any prospectus contained in such Registration Statement would require the disclosure of important information that the General Partner has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the General Partner’s ability to consummate a significant transaction, upon written notice of such determination by the General Partner, the rights of each Limited Partner to offer, sell or distribute its Redemption Shares pursuant to such Registration Statement or prospectus or to require the General Partner to take action with respect to the registration or sale of any Redemption Shares pursuant to a Registration Statement (including any action contemplated by this Section 8.05) will be suspended until the date upon which the General Partner notifies such Limited Partner in writing (which notice shall be deemed sufficient if given through the issuance of a press release) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the General Partner may not suspend such rights for an aggregate period of more than 90 days in any 12-month period; and

(z)          in the case of the registration of any underwritten equity offering proposed by the General Partner (other than any registration by the General Partner on Form S-8, or a successor or substantially similar form, of (A) an employee share option, share purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan), each Limited Partner will agree, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of any REIT Shares or Redemption Shares (or any option or right to acquire REIT Shares or Redemption Shares) during the period commencing on the tenth day prior to the expected effective date (which date shall be stated in such notice) of the registration statement covering such underwritten primary equity offering or, if such offering shall be a “take-down” from an effective shelf registration statement, the tenth day prior to the expected commencement date (which date shall be stated in such notice) of such offering, and ending on the date specified by such managing underwriter in such written request to the Limited Partners; provided, however, that no Limited Partner shall be required to agree not to effect any offer, sale or distribution of its Redemption Shares for a period of time that is longer than the greater of 90 days or the period of time for which any senior executive of the General Partner is required so to agree in connection with such offering. Nothing in this paragraph shall be read to limit the ability of any Limited Partner to redeem its OP Units in accordance with the terms of this Agreement.

(b)          Listing on Securities Exchange. If the General Partner lists or maintains the listing of REIT Shares on any securities exchange or national market system, it shall, at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(c)          Registration Not Required. Notwithstanding the foregoing, the General Partner shall not be required to file or maintain the effectiveness of a registration statement relating to Redemption Shares after the first date upon which, in the opinion of counsel to the General Partner, all of the Redemption Shares covered thereby could be sold by the holders thereof pursuant to Rule 144 under the Securities Act, or any successor rule thereto.

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(d)          Allocation of Expenses. The Partnership shall pay all expenses in connection with the Registration Statement, including without limitation (i) all expenses incident to filing with the Financial Industry Regulatory Authority, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the General Partner or the Partnership, which fees and expenses for such accountants or attorneys shall be for the account of the holders of the Redemption Shares, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, neither the Partnership nor the General Partner shall be liable for (A) any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration that, according to the written instructions of any regulatory authority, the Partnership or the General Partner is not permitted to pay.

(e)          Indemnification.

(i)          In connection with the Registration Statement, to the fullest extent permitted by law, the General Partner and the Partnership agree to indemnify holders of Redemption Shares within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, preliminary prospectus or prospectus (as amended or supplemented if the General Partner shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission based upon information furnished to the General Partner by the Limited Partner or the holder of Redemption Shares for use therein. The General Partner and each officer, director and controlling Person of the General Partner and the Partnership shall be indemnified by each Limited Partner or holder of Redemption Shares covered by the Registration Statement for all such losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement or any omission, or alleged omission, based upon information furnished to the General Partner or the Partnership by the Limited Partner or the holder for use therein.

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(ii)         Promptly upon receipt by a party indemnified under this Section 8.05(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 8.05(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.05(e) unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnified party shall have the right to separate counsel and the indemnifying party shall pay the reasonable fees and expenses of such separate counsel, provided, that the indemnifying party shall not be liable for more than one separate counsel). No indemnifying party shall be liable to any indemnified party for any settlement entered into without its consent.

(f)          Contribution.

(i)          If for any reason the indemnification provisions contemplated by Section 8.05(e) hereof are either unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the party that would otherwise be required to provide indemnification or the indemnifying party (in either case, for purposes of this Section 8.05(f), the “Indemnifying Party”) in respect of such losses, claims, damages or liabilities, shall contribute to the amount paid or payable by the party that would otherwise be entitled to indemnification or the indemnified party (in either case, for purposes of this Section 8.05(f), the “Indemnified Party”) as a result of such losses, claims, damages, liabilities or expense, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party.

(ii)         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.05(f) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person determined to have committed a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(iii)        The contribution provided for in this Section 8.05(f) shall survive the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party.

(g)          Conflict. With respect to any Limited Partner, in the event of a conflict between the provisions of this Section 8.05 and any Separate Registration Rights Agreement, the provisions of the Separate Registration Rights Agreement shall control.

ARTICLE IX
TRANSFERS OF PARTNERSHIP INTERESTS

9.01       Purchase for Investment.

(a)          Each Limited Partner, by its signature below or by its subsequent admission to the Partnership, hereby represents and warrants to the General Partner and to the Partnership that the acquisition of such Limited Partner’s Partnership Units is made for investment purposes only and not with a view to the resale or distribution of such Partnership Units.

(b)          Subject to the provisions of Section 9.02 hereof, each Limited Partner agrees that such Limited Partner will not Transfer such Limited Partner’s Partnership Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) hereof.

9.02       Restrictions on Transfer of Partnership Units.

(a)          Subject to the provisions of Sections 9.02(b), (c) and (d) hereof, to the fullest extent permitted by law, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of such Limited Partner’s Partnership Units, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)          No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.05 hereof) of all of such Limited Partner’s Partnership Units pursuant to this Article IX or pursuant to a redemption of all of such Limited Partner’s OP Units pursuant to Section 8.04 hereof. Upon the permitted Transfer or redemption of all of a Limited Partner’s OP Units, such Limited Partner shall cease to be a Limited Partner.

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(c)          Subject to Sections 9.02(d), (e) and (f) hereof, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of such Limited Partner’s Partnership Units to (i) such Limited Partner’s parent or parent’s spouse, (ii) such Limited Partner’s spouse, (iii) such Limited Partner’s natural or adopted descendant or descendants, (iv) such Limited Partner’s spouse of such Limited Partner’s descendant, (v) such Limited Partner’s brother or sister, (vi) a trust created by such Limited Partner for the primary benefit of such Limited Partner and/or any such Person(s) described in (i) through (v) above, of which trust such Limited Partner or any such Person(s) or bank or other commercial entity in the business of acting as a fiduciary in its ordinary course of business and having an equity capitalization of at least $100,000,000 is a trustee, (vii) a corporation, partnership or limited liability company controlled by a Person or Persons named in (i) through (v) above, or (viii) if the Limited Partner is an entity, its beneficial owners.

(d)          No Limited Partner may effect a Transfer of its Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Partnership Units under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)          No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if the General Partner determines, in its commercially reasonable discretion, that (i) such Transfer would result in the Partnership being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857, Section 4981 or any other provision of the Code or (iii) such Transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; provided, that if the General Partner secures an opinion of qualified United States tax counsel that the Partnership would, if such Transfer were completed, satisfy one or more provisions under Section 7704 of the Code and the Regulations promulgated thereunder such that the Partnership would not be treated as a “publicly traded partnership” for U.S. federal income tax purposes, then such Transfer shall not be prohibited by this Section 9.02(e).

(f)          To the fullest extent permitted by law, any purported Transfer in contravention of any of the provisions of this Article IX shall be void ab initio and ineffectual and shall not be binding upon, or recognized by, the General Partner or the Partnership.

(g)          Prior to the consummation of any Transfer under this Article IX, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

(h)          Notwithstanding anything to the contrary contained in this Section 9.02, the Advisors Limited Partner may Transfer any of its OP Units to its Members (as defined in the limited liability company agreement of the Advisors Limited Partner, dated April 7, 2014, by and among the signatories thereto, as amended from time to time), without the consent of the General Partner.

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(i)          The Partners hereby acknowledge and agree that a Partner who holds Class B Units or LTIP Units shall not Transfer such Class B Units or LTIP Units other than, and subject to any restriction on the transfer of Class B Units contained in Article XV or any restriction on the transfer of LTIP Units contained in Article XVI or the terms of an applicable OPP Agreement, (i) pursuant to Section 9.02(c) hereof, (ii) by operation of law to the estate of a Partner who held such LTIP Units immediately prior to his or her death or (iii) to the Partnership or the General Partner.

9.03       Admission of Substitute Limited Partner.

(a)          Subject to the other provisions of this Article IX, an assignee of the Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Partnership Units) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion, and upon the satisfactory completion of the following:

(i)          The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Schedule A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)         The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the representations and warranties set forth in Section 9.01(b) hereof.

(iii)        If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(iv)        The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

(v)         The assignee shall have paid or reimbursed, and shall hold harmless the General Partner and the Partnership for, all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner, including any applicable transfer taxes or withholding taxes.

(vi)        The assignee shall have obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

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(b)          For the purpose of allocating Net Income and Net Loss and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Limited Partner on the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)          The General Partner and the Substitute Limited Partner shall cooperate with each other by preparing the documentation required by this Section 9.03 and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

9.04       Rights of Assignees of Partnership Units.

(a)          Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Units until the Partnership has received notice thereof.

(b)          Any Person who is the assignee of all or any portion of a Limited Partner’s Partnership Units, but does not become a Substitute Limited Partner and desires to make a further assignment of such Partnership Units, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Partnership Units.

9.05       Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. To the fullest extent permitted by law, the occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not, in and of itself, cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue, and such Limited Partner’s personal representative (as defined in the Act) shall have the rights of such Limited Partner for the purpose of settling or managing such Limited Partner’s estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of such Limited Partner’s Partnership Units and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.06       Joint Ownership of Partnership Units. A Partnership Unit may be acquired by two individuals as joint tenants with right of survivorship, provided, that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Unit shall be required to constitute the action of the owners of such Partnership Unit; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Unit held in a joint tenancy with a right of survivorship, the Partnership Unit shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Unit until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Unit to be divided into two equal Partnership Units, which shall thereafter be owned separately by each of the former owners.

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ARTICLE X
BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.01     Books and Records. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership of the Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s U.S. federal, state and local income tax returns and reports, (d) copies of this Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Limited Partner or its duly authorized representative, for any purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.02     Custody of Partnership Funds; Bank Accounts.

(a)          All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)          All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

10.03     Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year unless otherwise required by the Code.

10.04     Annual Tax Information and Report. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each Person who was a Limited Partner at any time during such year and the Special Limited Partner the tax information necessary to file such Limited Partner’s or the Special Limited Partner’s, as applicable, tax returns as shall be reasonably required by law.

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10.05     Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a)          The General Partner shall be the Tax Matters Partner of the Partnership. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners and the Special Limited Partner on the date such petition is filed, or (ii) mail a written notice to all Limited Partners and the Special Limited Partner, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b)          All elections and determinations required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c)          In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement unless an adjustment to Capital Accounts is permitted under the Regulations promulgated under Section 704 of the Code. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

(d)          In the event that the General Partner shall be removed or replaced pursuant to any provision of this Agreement, the successor to the General Partner shall assume the obligations of this Section 10.05.

(e)          The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The Tax Matters Partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any Person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The Partnership is also authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation § 1.83-3, including amending this Agreement.

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10.06     Reports to Limited Partners.

(a)          If the General Partner is required to furnish an annual report to its stockholders containing financial statements of the General Partner, the General Partner will, at the same time and in the same manner, furnish such annual report to each Limited Partner and the Special Limited Partner.

(b)          Any Partner and the Special Limited Partner shall further have the right to a private audit of the books and records of the Partnership, provided, that such audit is made for Partnership purposes, at the sole expense of the Partner or the Special Limited Partner desiring it and is made during normal business hours.

ARTICLE XI
AMENDMENT OF AGREEMENT; MERGER

11.01     Amendment of Agreement.

(a)          Except as otherwise provided herein, the General Partner’s written consent shall be required for any amendment to this Agreement. Except as otherwise provided herein, the General Partner, without the consent of the Limited Partners, the Special Limited Partner or any other Person, may amend this Agreement in any respect; provided, however, that the following amendments shall require the written consent of a Majority in Interest:

(i)          any amendment affecting the operation of the Conversion Factor or the OP Unit Redemption Right (except as otherwise provided herein) in a manner that adversely affects the Limited Partners or the Special Limited Partner in any material respect;

(ii)         any amendment that would adversely affect the rights of the Limited Partners or the Special Limited Partner in any material respect to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(iii)        any amendment that would alter the Partnership’s allocations of Net Income and Net Loss to the Limited Partners or the Special Limited Partner, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

(iv)        any amendment that would impose on the Limited Partners or the Special Limited Partner any obligation to make additional Capital Contributions to the Partnership; or

(v)         any amendment to this Article XI.

(b)          Notwithstanding Section 11.01(a) hereof, this Agreement shall not be amended without the consent of the Special Limited Partner if such amendment would adversely affect the Special Limited Partner.

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11.02     Merger of Partnership.

Notwithstanding any provision of this Agreement, the General Partner, without the consent of the Limited Partners, the Special Limited Partner or any other Person, may (i) merge or consolidate the Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company, corporation or other Person or (ii) sell all or substantially all of the assets of the Partnership in a transaction pursuant to Section 7.02(a) or (b) hereof and may amend this Agreement in any manner or adopt a new limited partnership agreement for the Partnership in connection with any such transaction consistent with the provisions of this Article XI.

ARTICLE XII
CLASS B UNITS

12.01     Designation and Number.

(a)          A series of Partnership Units in the Partnership, designated as the “Class B Units,” is hereby established. Except as set forth in this Article XII, Class B Units shall have the same rights, privileges and preferences as the OP Units. Subject to the provisions of this Article XII and the special provisions of Section 5.01(c)(iii), Class B Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto.

(b)          It is intended that the Partnership shall maintain at all times a one-to-one correspondence between Class B Units and OP Units for conversion and other purposes. If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the Class B Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and Class B Units. If more than one Adjustment Event occurs, the adjustment to the Class B Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the OP Units other than actions specifically described in the definition of Adjustment Events and, in the opinion of the General Partner such action would require an adjustment to the Class B Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the Class B Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the Class B Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each holder of Class B Units setting forth the adjustment to his, her or its Class B Units and the effective date of such adjustment.

12.02     Special Provisions. Class B Units shall be subject to the following special provisions:

(a)          Distributions. The holders of Class B Units shall be entitled to (i) current distributions of Cash Available for Distribution pursuant to Section 5.02(a), (ii) distributions, if any, of Net Sales Proceeds pursuant to Section 5.02(b), and (iii) distributions in liquidation of the Partnership pursuant to Section 5.06.

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(b)          Allocations. Holders of Class B Units shall be entitled to certain special allocations of Net Property Gain under Section 5.01(c)(iii). Except in connection with Net Property Gain, holders of Class B Units shall be allocated Net Income no greater than the amount of distributions made pursuant to Section 5.02(a).

(c)          Redemption. The OP Unit Redemption Right provided to Limited Partners under Section 8.04 hereof shall not apply with respect to Class B Units unless and until the Class B Units are converted to OP Units as provided in Section 12.04.

12.03     Voting.

(a)          Holders of Class B Units shall (x) have the same voting rights as the Limited Partners, with the Class B Units voting as a single class with the OP Units and having one vote per Class B Unit; and (y) have the additional voting rights that are expressly set forth below. So long as any Class B Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the Class B Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to Class B Units so as to materially and adversely affect any right, privilege or voting power of the Class B Units or the holders of Class B Units as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Limited Partners; but subject, in any event, to the following provisions:

(i)          With respect to any OP Unit Transaction, so long as the Class B Units are treated in accordance with Section 12.04(d) hereof, the consummation of such OP Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Class B Units or the holders of Class B Units as such; and

(ii)         Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including additional OP Units or Class B Units whether ranking senior to, junior to, or on a parity with the Class B Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Class B Units or the holders of Class B Units as such.

(b)          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding Class B Units shall have been converted into OP Units.

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12.04     Conversion of Class B Units.

(a)          Conversion. At such time as the Class B Economic Capital Account Balance attributable to a Class B Unit is equal to the OP Unit Economic Balance, each such balance determined on a per unit basis as of the effective date of conversion (the “Class B Conversion Date”), such Class B Unit shall automatically convert into one fully paid and non-assessable OP Unit, giving effect to all adjustments (if any) made pursuant to Section 12.01 hereof; provided, that a Class B Unit shall not be convertible into OP Units if the Class B Economic Capital Account Balance attributable to such Class B Unit is negative. Each holder of Class B Units covenants and agrees with the Partnership that all Class B Units to be converted pursuant to this Section 12.04 shall be free and clear of all liens. The conversion of Class B Units shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of Class B Units, as of which time such holder of Class B Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. For purposes of determining the Class B Economic Capital Account Balance attributable to a Class B Unit, allocations pursuant to Section 5.01(c)(iii) shall be made in such a manner so as to allow the greatest number of Class B Units to convert pursuant to this Section 12.04 at any time.

(b)          Adjustment to Gross Asset Value.

(i)          The General Partner shall provide the holders of Class B Units the opportunity but not the obligation to make Capital Contributions to the Partnership in exchange for OP Units in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(i) of the definition of Gross Asset Value up to two (2) times each fiscal year including if the Partnership or the General Partner shall be a party to any OP Unit Transaction; provided, that the General Partner shall give each holder of Class B Units written notice of such OP Unit Transaction at least thirty (30) days prior to entering into any definitive agreement pursuant to which the OP Unit Transaction would be consummated;

(ii)         For purposes of clause (i) of this Section 12.04(b), the value of each OP Unit issued in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets shall be an amount equal to the product of (y) the Value of one REIT Share as of the date the holder of Class B Units makes a Capital Contribution to the Partnership multiplied by (z) the Conversion Factor.

(iii)        For the avoidance of doubt, the issuance of Class B Units shall be treated as an event allowing for an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(iv) of the definition of Gross Asset Value.

(c)          Impact of Conversion for Purposes of Section 5.01(c)(iii). For purposes of making future allocations under Section 5.01(c)(iii), the portion of the Class B Economic Capital Account Balance of the applicable holder of Class B Units that is treated as attributable to his, her or its Class B Units shall be reduced, as of the date of conversion, by the product of the number of Class B Units converted and the OP Unit Economic Balance.

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(d)          OP Unit Transactions. Immediately prior to or concurrent with an OP Unit Transaction the maximum number of Class B Units then eligible for conversion (in accordance with the provisions of Section 12.04(a)) shall automatically be converted into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 12.01 hereof, taking into account any allocations that occur in connection with the OP Unit Transaction or that would occur in connection with the OP Unit Transaction if the assets of the Partnership were sold at the OP Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the OP Unit Transaction (in which case the Conversion Date shall be the effective date of the OP Unit Transaction). In anticipation of such OP Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of Class B Units to be afforded the right to receive in connection with such OP Unit Transaction in consideration for the OP Units into which his, her or its Class B Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such OP Unit Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the OP Unit Transaction, prior to such OP Unit Transaction the General Partner shall give prompt written notice to each holder of Class B Units of such election, and shall use commercially reasonable efforts to afford the holders of Class B Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Class B Unit held by such holder into OP Units in connection with such OP Unit Transaction. If a holder of Class B Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each Class B Unit held by him, her or it (or by any of his, her or its transferees) the same kind and amount of consideration that a holder of an OP Unit would receive if such OP Unit holder failed to make such an election. The Partnership shall use commercially reasonable effort to cause the terms of any OP Unit Transaction to be consistent with the provisions of this Section 12.04(d) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of Class B Units whose Class B Units will not be converted into OP Units in connection with the OP Unit Transaction that will (i) contain provisions enabling the holders of Class B Units that remain outstanding after such OP Unit Transaction to convert their Class B Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the holders of Class B Units.

12.05     Profits Interests.

(a)          Class B Units are intended to qualify as a “profits interest” in the Partnership issued to a new or existing Partner in a partner capacity for services performed or to be performed to or for the benefit of the Partnership within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191, the Code, the Regulations, and other future guidance provided by the IRS with respect thereto, and the allocations under Section 5.01(c)(iii) shall be interpreted in a manner that is consistent therewith.

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(b)          The Partners agree that the General Partner may make a Safe Harbor Election, on behalf of itself and of all Partners, to have the Safe Harbor apply irrevocably with respect to Class B Units transferred in connection with the performance of services by a Partner in a partner capacity. The Safe Harbor Election shall be effective as of the date of issuance of such Class B Units. If such election is made, (i) the Partnership and each Partner agree to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity, whether such Partner was admitted as a Partner or as the transferee of a previous Partner, and (ii) the General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(c)          The Partners agree that if a Safe Harbor Election is made by the General Partner, (A) each Class B Unit issued hereunder is a Safe Harbor Interest, (B) each Class B Unit represents a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by such holder of Class B Units in his, her or its capacity as a Partner or in anticipation of becoming a Partner, and (C) the fair market value of each Class B Unit issued by the Partnership upon receipt by such holder of Class B Units as of the date of issuance is zero (plus the amount, if any, of any Capital Contributions made to the Partnership by such holder of Class B Units in connection with the issuance of such Class B Unit), representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).

(d)          Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees (A) to comply with all requirements of any Safe Harbor Election made by the General Partner with respect to each holder of Class B Units’ Safe Harbor Interest, (B) that each holder of Class B Units shall take into account of all items of income, gain, loss, deduction and credit associated with its Class B Units as if they were fully vested in computing its federal income tax liability for the entire period during which it holds the Class B Units, (C) that neither the Partnership nor any Partner shall claim a deduction (as wages, compensation or otherwise) for the fair market value of such Class B Units issued to a holder of such Class B Units, either at the time of grant of the Class B Units or at the time the Class B Units becomes substantially vested, and (D) that to the extent that such profits interest is forfeited after the date hereof, the Partnership shall make special forfeiture allocations of gross items of income, deduction or loss (including, as may be permitted by or under Regulations (or other rules promulgated) to be adopted, notional items of income, deduction or loss) in accordance with the Regulations to be adopted under Sections 704(b) and 83 of the Code.

(e)          The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain any Safe Harbor Election made by the General Partner with respect to granting of each holder of Class B Units’ Safe Harbor Interest.

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(f)          The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement to the extent necessary or helpful in accordance with the advice of Partnership tax counsel or accountants to sustain the Partnership’s position that (A) it has complied with the Safe Harbor requirements in order to provide for a Safe Harbor Election and it has ability to maintain the same, or (B) the issuance of the Class B Units is not a taxable event with respect to the holders of Class B Units, and the General Partner shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by any Partner necessary or desirable to (A) enable or preserve a Safe Harbor Election or (B) otherwise to prevent the issuance of Class B Units from being a taxable event with respect to the holders of Class B Units may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.

(g)          Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the Partnership.

(h)          No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of Section 10.05(e) and this Section 12.05, in a form reasonably satisfactory to the General Partner.

(i)          The provisions of this Section 12.05 shall apply regardless of whether or not a holder of Class B Units files an election pursuant to Section 83(b) of the Code.

(j)          The General Partner may amend this Section 12.05 as it deems necessary or appropriate to maximize the tax benefit of the issuance of Class B Units to any holder of Class B Units if there are changes in the law or Regulations concerning the issuance of partnership interests for services.

ARTICLE XIII
LTIP UNITS

13.01     LTIP Units.

(a)          Issuance of LTIP Units. Pursuant to an OPP Agreement or otherwise, the General Partner may, from time to time, issue LTIP Units to Persons who have provided, or will provide, services to the Partnership or the General Partner for such consideration (if any) as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 13.01 and the special provisions of Sections 13.02 and 5.01(c)(iv) hereof, LTIP Units shall be treated as Partnership Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, LTIP Unitholders shall be treated as holders of OP Units and LTIP Units shall be treated as OP Units. It is intended that the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

(i)          If an Adjustment Event occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between OP Units and LTIP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.

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(ii)         If the Partnership takes an action affecting the OP Units other than actions specifically described in the definition of Adjustment Events and, in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any OPP Agreement, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances.

(iii)        If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

(b)          Priority. Subject to the provisions of this Section 13.01 and the special provisions of Sections 13.02 and 5.01(c)(iv), the LTIP Units shall rank pari passu with the OP Units as to the payment of regular and special periodic or other distributions and, subject to Section 5.06 hereof, distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions upon liquidation, dissolution or winding up, any class or series of OP Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the OP Units shall also rank junior to, or pari passu with, or senior to, respectively, the LTIP Units.

(c)          Special Provisions. LTIP Units shall be subject to the following special provisions:

(i)          LTIP Awards. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfers pursuant to the terms of an OPP Agreement. The terms of any OPP Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant OPP Agreement pursuant to which such LTIP Award was issued. LTIP Units that have vested under the terms of an OPP Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

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(ii)         Forfeiture. Unless otherwise specified in the OPP Agreement, upon the occurrence of any event specified in a OPP Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, if the Partnership or the General Partner exercises such right of repurchase or forfeiture in accordance with the applicable OPP Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the OPP Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the LTIP Economic Capital Account Balance of the LTIP Unitholder with respect to remaining LTIP Units, if any, shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 5.01(c)(iv), with respect to such remaining LTIP Units.

(iii)        Allocations. LTIP Unitholders shall be entitled to certain special allocations of Net Property Gain under Sections 5.01(c)(iv). Except in connection with Net Property Gain, LTIP Unitholders shall be allocated Net Income no greater than the amount of distributions made pursuant to Section 5.02(a).

(iv)        Redemption. The OP Unit Redemption Right provided to Limited Partners under Section 8.04 hereof shall not apply with respect to LTIP Units unless and until the LTIP Units are converted to OP Units as provided in clause (v) below and Section 13.02.

(v)         Conversion to OP Units. Vested LTIP Units are eligible to be converted into OP Units in accordance with Section 13.02.

(vi)        Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any LTIP Award, apply to the LTIP Unit.

(d)          Voting. LTIP Unitholders shall (a) have the same voting rights as the Limited Partners, with the LTIP Units voting as a single class with the OP Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Limited Partners; but subject, in any event, to the following provisions:

(i)          With respect to any OP Unit Transaction, so long as the LTIP Units are treated in accordance with Section 13.02(f), the consummation of such OP Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

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(ii)         Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional OP Units or LTIP Units whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required, all outstanding LTIP Units shall have been converted into OP Units.

(e)          Liquidation Value of LTIP Units upon Issuance, and Safe Harbor Election.

(i)          LTIP Units are intended to qualify as a “profits interest” in the Partnership issued to a new or existing Partner in a partner capacity for services performed or to be performed to or for the benefit of the Partnership within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191, the Code, the Regulations, and other future guidance provided by the IRS with respect thereto, and the allocations under Section 5.01(c)(iv) shall be interpreted in a manner that is consistent therewith.

(ii)         The Partners agree that the General Partner may make a Safe Harbor Election, on behalf of itself and of all Partners, to have the Safe Harbor apply irrevocably with respect to LTIP Units transferred in connection with the performance of services by a Partner in a partner capacity. The Safe Harbor Election shall be effective as of the date of issuance of such LTIP Units. If such election is made, (A) the Partnership and each Partner agree to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity, whether such Partner was admitted as a Partner or as the transferee of a previous Partner, and (B) the General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(iii)        The Partners agree that if a Safe Harbor Election is made by the General Partner, (A) each LTIP Unit issued hereunder is a Safe Harbor Interest, (B) each LTIP Unit represents a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by the LTIP Unitholder in his or her capacity as a Partner or in anticipation of becoming a Partner, and (C) the fair market value of each LTIP Unit issued by the Partnership upon receipt by the LTIP Unitholder as of the date of issuance is zero (plus the amount, if any, of any Capital Contributions made to the Partnership by such LTIP Unitholder in connection with the issuance of such LTIP Unit), representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).

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(iv)        Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees (A) to comply with all requirements of any Safe Harbor Election made by the General Partner with respect to each LTIP Unitholder’s Safe Harbor Interest, (B) that each LTIP Unitholder shall take into account of all items of income, gain, loss, deduction and credit associated with its LTIP Units as if they were fully vested in computing its federal income tax liability for the entire period during which it holds the LTIP Units, (C) that neither the Partnership nor any Partner shall claim a deduction (as wages, compensation or otherwise) for the fair market value of such LTIP Units issued to a holder of such LTIP Units, either at the time of grant of the LTIP Units or at the time the LTIP Units become substantially vested, and (D) that to the extent that such profits interest is forfeited after the date hereof, the Partnership shall make special forfeiture allocations of gross items of income, deduction or loss (including, as may be permitted by or under Regulations (or other rules promulgated) to be adopted, notional items of income, deduction or loss) in accordance with the Regulations to be adopted under Sections 704(b) and 83 of the Code.

(v)         The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain any Safe Harbor Election made by the General Partner with respect to granting of each LTIP Unitholder’s Safe Harbor Interest.

(vi)        The General Partner is hereby authorized and empowered, without further vote or action of the Partners, to amend this Agreement to the extent necessary or helpful in accordance with the advice of Partnership tax counsel or accountants to sustain the Partnership’s position that (A) it has complied with the Safe Harbor requirements in order to provide for a Safe Harbor Election and it has ability to maintain the same, or (B) the issuance of the LTIP Units is not a taxable event with respect to the LTIP Unitholders, and the General Partner shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by any Partner necessary or desirable to (A) enable or preserve a Safe Harbor Election or (B) otherwise to prevent the issuance of LTIP Units to LTIP Unitholders from being a taxable event may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.

(vii)       Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the Partnership.

(viii)      No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 13.01(e), in a form reasonably satisfactory to the General Partner.

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(ix)         The provisions of this Section 13.01(e) shall apply regardless of whether or not an LTIP Unitholder files an election pursuant to Section 83(b) of the Code.

(x)          The General Partner may amend this Section 13.01(e) as it deems necessary or appropriate to maximize the tax benefit of the issuance of LTIP Units to any LTIP Unitholder if there are changes in the law or Regulations concerning the issuance of partnership interests for services.

13.02     Conversion of LTIP Units.

(a)          Conversion Right. Subject to Section 13.02(b), an LTIP Unitholder shall have the right (the “LTIP Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into OP Units; provided, however, that a holder may not exercise the LTIP Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership an LTIP Conversion Notice conditioned upon and effective as of the time of vesting and such LTIP Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into OP Units. In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 13.02.

(b)          Exercise by an LTIP Unitholder. A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 13.01 hereof. Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the LTIP Economic Capital Account Balance of such Limited Partner, divided by (y) the OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her LTIP Conversion Right, an LTIP Unitholder shall deliver a notice (an “LTIP Conversion Notice”) in the form attached as Exhibit C to the Agreement (with a copy to the General Partner) not less than ten nor more than 60 days prior to a date (the “LTIP Conversion Date”) specified in such LTIP Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming OP Unit Transaction at least 30 days prior to the effective date of such OP Unit Transaction, then LTIP Unitholders shall have the right to deliver an LTIP Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a OP Unit Transaction or (y) the third business day immediately preceding the effective date of such OP Unit Transaction. An LTIP Conversion Notice shall be provided in the manner provided in Section 18.01 hereof. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 13.02(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.04(a) hereof relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the LTIP Conversion Date; provided, however, that the redemption of such OP Units by the Partnership shall in no event take place until after the LTIP Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such OP Units under Section 8.04(b) hereof by delivering to such holder REIT Shares rather than cash, then such holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units. The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

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(c)          Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 13.01 hereof; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 13.02(b) hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit D to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the LTIP Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 18.01 hereof.

(d)          Completion of Conversion. A conversion of Vested LTIP Units for which the holder thereof has given an LTIP Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable LTIP Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion.

(e)          Impact of Conversion for Purposes of Section 5.01(c)(iv). For purposes of making future allocations under Section 5.01(c)(iv) hereof and applying the Capital Account Limitation, the portion of the LTIP Economic Capital Account Balance of the applicable LTIP Unitholder shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the OP Unit Economic Balance.

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(f)          OP Unit Transactions. If the Partnership or the General Partner shall be a party to any OP Unit Transaction, then the General Partner shall, immediately prior to the OP Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the OP Unit Transaction or that would occur in connection with the OP Unit Transaction if the assets of the Partnership were sold at the OP Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the OP Unit Transaction (in which case the LTIP Conversion Date shall be the effective date of the OP Unit Transaction). In anticipation of such Forced Conversion and the consummation of the OP Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such OP Unit Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such OP Unit Transaction by a holder of the same number of OP Units, assuming such holder of OP Units is not a Constituent Person, or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the OP Unit Transaction, prior to such OP Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such OP Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such OP Unit holder failed to make such an election. Subject to the rights of the Partnership and the General Partner under any OPP Agreement, the Partnership shall use commercially reasonable effort to cause the terms of any OP Unit Transaction to be consistent with the provisions of this Section 13.02(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into OP Units in connection with the OP Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such OP Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

ARTICLE XIV
GENERAL PROVISIONS

14.01     Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners and the Special Limited Partner at the addresses set forth in Schedule A attached hereto, as it may be amended or restated from time to time; provided, however, that any Partner and the Special Limited Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the General Partner and the Partnership shall be delivered at or mailed to the Partnership’s office address set forth in Section 2.03 hereof. The General Partner and the Partnership may specify a different address by notifying the Limited Partners and the Special Limited Partner in writing of such different address.

14.02     Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners, the Special Limited Partner and the Partnership and their respective legal representatives, successors, transferees and assigns.

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14.03     Additional Documents. Each Partner and the Special Limited Partner agree to perform all further acts and execute, swear to, acknowledge and deliver all further documents that may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

14.04     Severability. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

14.05     Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In furtherance of the foregoing, the Partners and the Special Limited Partner acknowledge that the First Amended Agreement is hereby superseded in its entirety and this Agreement amends and restates any prior agreement of limited partnership of the Partnership.

14.06     Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

14.07     Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

14.08     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

14.09     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Agreement of Limited Partnership, all as of the 7th day of April, 2014.

GENERAL PARTNER:

American Realty Capital Healthcare Trust, Inc.

By:	/s/ Thomas P. D’Arcy
Name: Thomas P. D’Arcy
Title: Chief Executive Officer

INITIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL HEALTHCARE ADVISORS, LLC

By:	American Realty Capital Healthcare Special Limited Partnership, LLC, its Member

By:	American Realty Capital V, LLC, its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory

SPECIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL HEALTHCARE SPECIAL LIMITED PARTNERSHIP, LLC

By:	American Realty Capital V, LLC, its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory

[Signature Page to Second Amended and Restated Agreement of Limited Partnership]

EXHIBIT A
NOTICE OF EXERCISE OF OP UNIT REDEMPTION RIGHT

In accordance with Section 8.04 of the Second Amended and Restated Agreement of Limited Partnership (as amended, the “Agreement”) of American Realty Capital Healthcare Trust Operating Partnership, L.P., the undersigned hereby irrevocably (i) presents for redemption ___________ OP Units in American Realty Capital Healthcare Trust Operating Partnership, L.P. in accordance with the terms of the Agreement and the OP Unit Redemption Right referred to in Section 8.04 thereof, (ii) surrenders such OP Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the Partnership deliverable upon exercise of the OP Unit Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: __________ ___, ___
Name of Limited Partner:

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:
Please insert social security or identifying number:
Name:

Exhibit A-1

EXHIBIT B-1
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING LIMITED PARTNERS THAT ARE ENTITIES)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform American Realty Capital Healthcare Trust, Inc. (the “General Partner”) and American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”) that no withholding is required with respect to the redemption by ___________ (“Partner”) of its OP Units in the Partnership, the undersigned hereby certifies the following on behalf of Partner:

1.	Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate, as those terms are defined in the Code and the Treasury regulations thereunder.

2.	Partner is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

3.	The U.S. employer identification number of Partner is ____________.

4.	The principal business address of Partner is: ___________________, ____________ and Partner’s place of incorporation is ___________.

5.	Partner agrees to inform the General Partner if it becomes a foreign person at any time during the three-year period immediately following the date of this notice.

6.	Partner understands that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

PARTNER:

By:
Name:
Title:

Exhibit B-1-1

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

Date:

Name:

Title:

Exhibit B-1-2

EXHIBIT B-2
CERTIFICATION OF NON-FOREIGN STATUS
(FOR REDEEMING LIMITED PARTNERS THAT ARE INDIVIDUALS)

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), in the event of a disposition by a non-U.S. person of a partnership interest in a partnership in which (i) 50% or more of the value of the gross assets consists of United States real property interests (“USRPIs”), as defined in Section 897(c) of the Code, and (ii) 90% or more of the value of the gross assets consists of USRPIs, cash, and cash equivalents, the transferee will be required to withhold 10% of the amount realized by the non-U.S. person upon the disposition. To inform American Realty Capital Healthcare Trust, Inc. (the “General Partner”) and American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”) that no withholding is required with respect to my redemption of my OP Units in the Partnership, I, ____________, hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (social security number) is _____________.

3.	My home address is: _______________________________________.

4.	I agree to inform the General Partner promptly if I become a nonresident alien at any time during the three-year period immediately following the date of this notice.

5.	I understand that this certification may be disclosed to the Internal Revenue Service by the General Partner and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete.

Date:

Name:

Title:

Exhibit B-2-1

EXHIBIT C

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO OP UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”) set forth below into OP Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of OP Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted: __________________

Date of this Notice: __________________

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by: _____________________________________

Exhibit C-1

EXHIBIT D

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
LTIP UNITS INTO OP UNITS

American Realty Capital Healthcare Trust Operating Partnership, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into OP Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted: __________________

Date of this Notice: __________________

Exhibit D-1